                                                                  EXHIBIT 10(18)



                     CONSTRUCTION/REVOLVING LOAN AGREEMENT



                        Dated as of September 15, 1995



                                     among



                         NEW YORK-NEW YORK HOTEL, LLC



                            THE BANKS HEREIN NAMED



                               BANK OF SCOTLAND
                                      and
                               SOCIETE GENERALE,
                               as Lead Managers



                       FIRST INTERSTATE BANK OF NEVADA,
                                  as Co-Agent



                                      and



                           BANK OF AMERICA NATIONAL
               TRUST AND SAVINGS ASSOCIATION, as Managing Agent

                               TABLE OF CONTENTS
                               -----------------

                                                               Page

Article 1      DEFINITIONS AND ACCOUNTING TERMS...............   1

     1.1       Defined Terms..................................   1
     1.2       Use of Defined Terms...........................  36
     1.3       Accounting Terms...............................  36
     1.4       Rounding.......................................  37
     1.5       Exhibits and Schedules.........................  37
     1.6       References to "Borrower and its Subsidiaries"..  37
     1.7       Miscellaneous Terms............................  37

Article 2      LOANS AND LETTERS OF CREDIT....................  38

     2.1       Loans-General..................................  38
     2.2       Alternate Base Rate Loans......................  39
     2.3       Eurodollar Rate Loans..........................  39
     2.4       Letters of Credit..............................  40
     2.5       Voluntary Reduction of Commitment..............  44
     2.6       Contingent Reduction of Commitment.............  44
     2.7       Automatic Reduction of Commitment..............  45
     2.8       Scheduled Reduction of Commitment..............  45
     2.9       Optional Termination of Commitment.............  45
     2.10      Managing Agent's Right to Assume Funds
               Available for Advances.........................  45
     2.11      Swing Line.....................................  46
     2.12      Collateral and Guaranty........................  48
     2.13      Senior Indebtedness............................  48

Article 3      PAYMENTS AND FEES..............................  49

     3.1       Principal and Interest.........................  49
     3.2       Arrangement Fee................................  50
     3.3       Upfront Fees...................................  50
     3.4       Commitment Fees................................  51
     3.5       Letter of Credit Fees..........................  51
     3.6       Agency Fees....................................  51
     3.7       Increased Commitment Costs.....................  52
     3.8       Eurodollar Costs and Related Matters...........  52
     3.9       Late Payments..................................  57
     3.10      Computation of Interest and Fees...............  57
     3.11      Non-Banking Days...............................  58
     3.12      Manner and Treatment of Payments...............  58
     3.13      Funding Sources................................  59
     3.14      Failure to Charge Not Subsequent Waiver........  60
     3.15      Managing Agent's Right to Assume Payments Will
               be Made by Borrower............................  60
     3.16      Fee Determination Detail.......................  60
     3.17      Survivability..................................  60

Article 4      REPRESENTATIONS AND WARRANTIES.................  61

     4.1       Existence and Qualification; Power; Compliance
               With Laws......................................  61
     4.2       Authority; Compliance With Other Agreements
               and Instruments and Government Regulations.....  61
     4.3       No Governmental Approvals Required.............  62
     4.4       Subsidiaries...................................  62
     4.5       Financial Statements...........................  63
     4.6       No Other Liabilities; No Material Adverse
               Changes........................................  64
     4.7       Title to Property..............................  64
     4.8       Intangible Assets..............................  64
     4.9       Public Utility Holding Company Act.............  64
     4.10      Litigation.....................................  64
     4.11      Binding Obligations............................  65
     4.12      No Default.....................................  65
     4.13      ERISA..........................................  65
     4.14      Regulations G, T, U and X; Investment Company
               Act............................................  65
     4.15      Disclosure.....................................  66
     4.16      Tax Liability..................................  66
     4.17      Projections....................................  66
     4.18      Hazardous Materials............................  66
     4.19      Security Interests.............................  67

Article 5      AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION
               AND REPORTING REQUIREMENTS)....................  68

     5.1       Payment of Taxes and Other Potential Liens.....  68
     5.2       Preservation of Existence......................  68
     5.3       Maintenance of Properties......................  68
     5.4       Maintenance of Insurance.......................  69
     5.5       Compliance With Laws...........................  69
     5.6       Inspection Rights..............................  69
     5.7       Keeping of Records and Books of Account........  69
     5.8       Compliance With Agreements.....................  69
     5.9       Use of Proceeds................................  70
     5.10      New Subsidiaries...............................  70
     5.11      Hazardous Materials Laws.......................  70
     5.12      Change of Name.................................  70
     5.13      Gaming Licenses................................  70
     5.14      Prepayment of Equipment Lease..................  71

Article 6      NEGATIVE COVENANTS.............................  72

     6.1       Payment of Subordinated Obligations............  72
     6.2       Disposition of Property........................  72
     6.3       Mergers........................................  72
     6.4       Hostile Acquisitions...........................  72
     6.5       Distributions..................................  72
     6.6       ERISA..........................................  73

     6.7       Change in Nature of Business...................  73
     6.8       Liens and Negative Pledges.....................  73
     6.9       Indebtedness and Guaranty Obligations..........  74
     6.10      Transactions with Affiliates...................  74
     6.11      Leverage Ratio.................................  75
     6.12      Fixed Charge Coverage Ratio....................  75
     6.13      Capital Expenditures...........................  75
     6.14      Investments....................................  76
     6.15      Subsidiary Indebtedness........................  76
     6.16      Amendments to Operating Agreement..............  76

Article 7      CONSTRUCTION PERIOD COVENANTS..................  78

     7.1       Construction of Project........................  78
     7.2       Amendments to Plans and Budgets................  78
     7.3       Timetable......................................  78
     7.4       Construction Requirements......................  78
     7.5       Construction Services Group....................  78
     7.6       Notice of Changes..............................  78
     7.7       Construction Progress Reports..................  78
     7.8       Construction Information.......................  79
     7.9       Construction, Permits, Licenses and Approvals..  79
     7.10      Purchase of Materials..........................  79
     7.11      Purchase of Offsite Materials..................  79
     7.12      Site Visits....................................  79
     7.13      Protection Against Lien Claims.................  79
     7.14      Completion Certificates........................  80
     7.15      Completion Survey..............................  80

Article 8      INFORMATION AND REPORTING REQUIREMENTS.........  81

     8.1       Financial and Business Information.............  81
     8.2       Compliance Certificates........................  85

Article 9      CONDITIONS.....................................  86

     9.1       Initial Advances, Etc..........................  86
     9.2       Advances During Construction Period............  90
     9.3       Any Advance....................................  90

Article 10     EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF
               DEFAULT........................................  92

     10.1      Events of Default..............................  92
     10.2      Remedies Upon Event of Default.................  95

Article 11     THE MANAGING AGENT.............................  99

     11.1      Appointment and Authorization..................  99
     11.2      Managing Agent and Affiliates..................  99
     11.3      Proportionate Interest in any Collateral.......  99
     11.4      Banks' Credit Decisions........................ 100
     11.5      Action by Managing Agent....................... 100

     11.6      Liability of Managing Agent.................... 101
     11.7      Indemnification................................ 102
     11.8      Successor Managing Agent....................... 103
     11.9      Foreclosure on Collateral...................... 104
     11.10     No Obligations of Borrower..................... 104


Article 12     MISCELLANEOUS.................................. 105

     12.1      Cumulative Remedies; No Waiver................. 105
     12.2      Amendments; Consents........................... 105
     12.3      Costs, Expenses and Taxes...................... 106
     12.4      Nature of Banks' Obligations................... 107
     12.5      Survival of Representations and Warranties..... 108
     12.6      Notices........................................ 108
     12.7      Execution of Loan Documents.................... 108
     12.8      Binding Effect; Assignment..................... 109
     12.9      Right of Setoff................................ 112
     12.10     Sharing of Setoffs............................. 112
     12.11     Indemnity by Borrower.......................... 113
     12.12     Nonliability of the Banks...................... 114
     12.13     No Third Parties Benefited..................... 115
     12.14     Confidentiality................................ 115
     12.15     Further Assurances............................. 116
     12.16     Integration.................................... 116
     12.17     Governing Law.................................. 116
     12.18     Severability of Provisions..................... 116
     12.19     Headings....................................... 117
     12.20     Time of the Essence............................ 117
     12.21     Foreign Banks and Participants................. 117
     12.22     Hazardous Material Indemnity................... 118
     12.23     Gaming Boards.................................. 119
     12.24     Release of Certain Liens....................... 119
     12.25     Other Lien Releases............................ 119
     12.26     Termination; Release of Liens.................. 119
     12.27     Removal of a Bank.............................. 120
     12.28     Waiver of Right to Trial by Jury............... 120
     12.29     Purported Oral Amendments...................... 121

Exhibits
--------

A   - Architect's Certificate and Consent
B   - Collateral Assignment
C   - Commitment Assignment and Acceptance
D   - Completion Guaranty
E   - Compliance Certificate
F   - Contractor's Certificate and Consent
G   - Deed of Trust
H   - Engineer's Certificate and Consent
I   - Equipment Lease Letter
J   - Keep-Well Agreement
K   - Note
L-1 - Opinion of Counsel
L-2   Opinion of Counsel

M   - Pledge Agreement
N   - Pricing Certificate
O   - Qualified Member Subordinated Debt
P   - Request for Letter of Credit
Q   - Request for Loan
R   - Security Agreement
S   - Subsidiary Guaranty
T   - Trademark Collateral Assignment


Schedules
---------

1.1  Bank Commitments
4.3  Governmental Approvals
4.4  Subsidiaries
4.7  Existing Liens, Negative Pledges and Rights of Others
4.8  Trademarks and Trade Names
4.10 Material Litigation
4.18 Environmental Matters
6.9  Existing Indebtedness
6.14 Existing Investments

                     CONSTRUCTION/REVOLVING LOAN AGREEMENT
                     -------------------------------------

                         Dated as of September 15, 1995


          This CONSTRUCTION/REVOLVING LOAN AGREEMENT ("Agreement") is entered into by and among New York-New York Hotel, LLC, a Nevada limited liability company ("Borrower"), each bank whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Banks" and individually,
                              ----
a "Bank"), Bank of Scotland and Societe Generale, as Lead Managers, First Interstate Bank of Nevada, as Co-Agent, and Bank of America National Trust and Savings Association, as Managing Agent.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------


          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the meanings set forth below:

          "Adjusted Annualized Borrower EBITDA" means, with respect to any
           -----------------------------------
     fiscal period, Annualized Borrower EBITDA for that fiscal period plus (a)
                                                                      ----
     any Pre-Opening Expenses charged against the Net Income of Borrower during that fiscal period plus (b) the Deemed EBITDA portion, if any, of any Cash
                        ----
     Equity Contributions made to Borrower during that fiscal period.

          "Advance" means any advance made or to be made by any Bank to Borrower
           -------
     as provided in Article 2, and includes each Alternate Base Rate Advance and
                    ---------      --------
     Eurodollar Rate Advance.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
     or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or
                 --------
     indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be presumed (subject to rebuttal by a preponderance of the evidence) to control such corporation, partnership or other Person.

          "Aggregate Effective Amount" means, as of any date of determination
           --------------------------
     and with respect to all Letters of Credit then outstanding, the sum of (a)
                                                                     ---
     the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Bank plus (b) the aggregate amounts paid by the Issuing
                              ----
     Bank under such Letters of Credit not then reimbursed to the Issuing Bank by Borrower pursuant to Section 2.4(d) and not the subject of Advances made
                                     ------
     pursuant to Section 2.4(e).
                         ------

          "Agreement" means this Construction/Revolving Loan Agreement, either
           ---------
     as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Alternate Base Rate" means, as of any date of determination, the rate
           -------------------
     per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such date and (b) the
         ---------
     Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

          "Alternate Base Rate Advance" means an Advance made hereunder and
           ---------------------------
     specified to be an Alternate Base Rate Advance in accordance with Article
                                                                       -------
     2.
     -
          "Alternate Base Rate Loan" means a Loan made hereunder and specified
           ------------------------
     to be an Alternate Base Rate Loan in accordance with Article 2.
                                                          ---------

          "Annualized Borrower EBITDA" means, as of the last day of each Fiscal
           --------------------------
     Quarter, Borrower EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, adjusted, with
                                                                  --------
     respect to any such fiscal period in which the Project is open for business for at least one (1) full Fiscal Quarter but less than four (4) full Fiscal Quarters, by such amount as is necessary to reflect the annualization of Borrower EBITDA using the following conventions: (i) if the Project has been open for business for less than one (1) full Fiscal Quarter, no annualization adjustment shall be made, (ii) if the Project has been open for business for one (1) full Fiscal Quarter, Borrower EBITDA for that Fiscal Quarter shall be multiplied by four, (iii) if the Project has been open for business two (2) full Fiscal Quarters, Borrower EBITDA for those Fiscal Quarters shall be multiplied by two and (iv) if the Project has been open for business for three (3) full Fiscal Quarters, Borrower EBITDA for those Fiscal Quarters shall be multiplied by four thirds (4/3).

          "Annualized Guarantor EBITDA" means, as of the last day of each Fiscal
           ---------------------------
     Quarter and with respect to a Guarantor, Guarantor EBITDA of that Guarantor for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, adjusted (a) in the case of MGM
                                            --------
     Grand, Inc., if it or any of its Subsidiaries has a new hotel-casino project which has then been open for business less than four (4) full Fiscal Quarters, by an annualization adjustment with respect to the portion of Guarantor EBITDA attributable thereto using the annualization conventions set forth in the definition of "Annualized Borrower EBITDA" and
     (b) in the case of Primadonna Resorts, Inc., if it or any of its Subsidiaries has a new hotel-casino project which has then been open for business less than four (4) full Fiscal Quarters, by an annualization adjustment with respect to the portion of Guarantor EBITDA attributable thereto using the annualization conventions set forth in the definition of "Annualized EBITDA" contained in that certain Amended and Restated Reducing Revolving Credit Agreement dated as of July 17, 1995 among Primadonna Resorts, Inc., certain of its Subsidiaries, First Interstate Bank of Nevada, N.A., as Agent, and the lenders party thereto, as the same is in effect on the date of this Agreement.

          "Applicable Alternate Base Rate Margin" means, for each Pricing
           -------------------------------------
     Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:


                Applicable
               Pricing Level            Margin
            ------------------          ------
                    I                        0
                   II                    25.00
                  III                    50.00
                   IV                   100.00

          "Applicable Commitment Fee Rate" means, for each Pricing Period, the
           ------------------------------
     rate set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                 Applicable
               Pricing Level            Commitment Fee
               -------------            --------------
                      I                      31.25
                     II                      37.50
                    III                      37.50
                     IV                      50.00

          "Applicable Eurodollar Rate Margin" means, for each Pricing Period,
           ---------------------------------
     the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                 Applicable
               Pricing Level            Margin
               -------------            ------
                      I                  75.00
                     II                 125.00
                    III                 150.00
                     IV                 200.00

          "Applicable Pricing Level" means (a) for the Pricing Period from the
           ------------------------
     Closing Date through November 15, 1995, Pricing Level III and (b) for each Pricing Period thereafter, the pricing level set forth below opposite the Guarantor Funded Debt Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

                                              Guarantor Funded
             Pricing Level                       Debt Ratio
             -------------                    ----------------
                   I                          Less than 1.50 to 1.00

                  II                          Equal to or greater than
                                              1.50 to 1.00
                                              but less than 2.25 to 1.00

                 III                          Equal to or greater than
                                              2.25 to 1.00
                                              but less than 3.00 to 1.00

                  IV                          Equal to or greater than
                                              3.00 to 1.00;

     provided that in the event that Borrower does not deliver a Pricing
     --------
     Certificate pursuant to Section 8.1(d) with respect to any Pricing Period
                                     ------
     prior to the commencement of such Pricing Period, then until (but only until) such Pricing Certificate so is delivered the Applicable Pricing Level for that Pricing Period shall be Pricing Level IV.

          "Applicable Standby Letter of Credit Fee" means, for each Pricing
           ---------------------------------------
     Period, the per annum rate set forth as the interest rate margin in the definition of "Applicable Eurodollar Rate Margin" opposite the Applicable Pricing Level for that Pricing Period.

          "Architect" means F. Neal Gaskin & Ilia M. Bezanski Architecture and
           ---------
     Engineering Co., or any other architect selected by Borrower and approved by the Managing Agent (which approval shall not be unreasonably withheld).

          "Architect's Certificate and Consent" means a written certificate and
           -----------------------------------
     consent executed by the Architect substantially in the form of Exhibit A.
                                                                    ---------

          "Architect Contracts" means the contract between the Architect and
           -------------------
     Borrower dated as of February 14, 1995, and any other contract between the Architect and Borrower approved by the Managing Agent relating to the design and construction of the Project and the preparation of the Construction Plans, together with all amendments thereto.

          "Arranger" means BA Securities, Inc.
           --------

          "Available Cash Flow" means, as of the last day of any fiscal period,
           -------------------
     Borrower EBITDA for the fiscal period ending on such date minus the sum of
                                                               -----     ------
     (a) Interest Charges of Borrower for that fiscal period, plus (b) the
                                                              ----
     aggregate Capital Expenditures made by Borrower during that fiscal period,

     plus (c) the aggregate of all Member Tax Distributions made during that
     ----
     fiscal period, plus (d) the aggregate of (i) all principal payments on the
                    ----
     Notes during that fiscal period required by Section 3.1(d)(i) and (ii) all
                                                         ---------
     voluntary principal prepayments on the Notes to the extent that such prepayment reduced or eliminated the amount of any subsequent principal payment on the Notes which would otherwise be required by Section 3.1(d)(i)
                                                                       ---------
     during that fiscal period plus (e) the aggregate of any other scheduled
                               ----
     payments or mandatory prepayments of Funded Debt of Borrower during that fiscal period.

          "Average Quarterly Funded Debt" means, as of the last day of each
           -----------------------------
     Fiscal Quarter and with respect to any Person, the average of the principal amounts of all Funded Debt of that Person outstanding on the last day of each of the three calendar months comprising such Fiscal Quarter.

          "Bank" means each bank whose name is set forth in the signature pages
           ----
     of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 12.8.
                                        ----

          "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or
           -----------
     Friday, other than a day on which banks are authorized or required to be
             ----------
     closed in California, Nevada or New York.

          "Bank Disqualification" means, with respect to any Bank,:
           ---------------------

     (a) the failure of that Bank timely to file pursuant to applicable Gaming Laws (i) any application requested of the Bank by any Gaming Board in connection with any licensing required of that Bank as a lender to Borrower or (ii) any required application or other papers in connection with determination of the suitability of the Bank as a lender to Borrower;

     (b)       the withdrawal by that Bank (except where requested or
                                            ------
          permitted by the Gaming Board) of any such application or other required papers; or

     (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that the Bank is "unsuitable" as a lender to Borrower,
          (ii) that the Bank shall be "disqualified" as a lender to Borrower or
          (iii) denying the issuance to the Bank of any license required under applicable Gaming Laws to be held by all lenders to Borrower.

          "Banks' Percentage" means the percentage, measured as of the
           -----------------
     Completion Date, that (a) the sum of (i) the aggregate principal amount
                                   ---
     outstanding under the Notes, plus (ii) the Aggregate Effective Amount of
                                  ----
     all outstanding Letters of Credit plus (iii) the Swing Line Outstandings is
                                       ----
     of (b) the sum of (i) the amount calculated under clause (a) above plus
                ---                                            -        ----
     (ii) the aggregate cost of the Leased Equipment covered by the Equipment Lease.

          "Borrower" has the meaning set forth in the introduction to this
           --------
     Agreement; provided that prior to the Completion Date, Borrower intends to
                --------
     change its name to "New York-New York Hotel & Casino, LLC."

          "Borrower EBITDA" means, for any fiscal period, the EBITDA of Borrower
           ---------------
     for that fiscal period.

          "Bridge Notes" means (a) the $5,000,000 demand promissory note dated
           ------------
     August 11, 1995 made by Borrower in favor of MGM Grand, Inc., (b) the $5,000,000 demand promissory note dated August 14, 1995 made by Borrower in favor of Primadonna Resorts, Inc. and (c) any other promissory note or other evidence of Indebtedness owed by

     Borrower to either Guarantor or any of their Affiliates incurred prior to the Closing Date.

          "Capital Expenditure" means any expenditure for or related to fixed
           -------------------
     assets or purchased intangibles that is treated as a capital expenditure under Generally Accepted Accounting Principles, including any amount which
                                                     ---------
     is required to be treated as an asset subject to a Capital Lease
     Obligation.

          "Capital Lease Obligations" means all monetary obligations of a Person
           -------------------------
     under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

          "Cash" means, when used in connection with any Person, all monetary
           ----
     and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Cash Equity Contributions" means contributions made by Guarantors or
           -------------------------
     either of them to the equity capital of Borrower that (a) are made in the form of Cash or Cash Equivalents, (b) do not bear any specified or determinable dividend rate and (c) are not redeemable prior to the Maturity Date in an amount in excess of the then Distribution Basket Availability.

          "Cash Equivalents" means, when used in connection with any Person,
           ----------------
     that Person's Investments in:

     (b) Government Securities due within one year after the date of the making of the Investment;

     (c) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) in each case due within one year from the making of the Investment;

     (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Bank or by any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least

          $5,000,000,000, in each case due within one year after the date of the making of the Investment;

     (e) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

     (f)       repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the
                                        --------
          Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

     (g) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause
          (c) or (d) above given on the date of such Investment a credit rating
           -      -
          of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

     (h) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Bank or a bank described in clauses (c) or (d)
                                                                  -      -
          above;

     (i)       a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker
                                      -      -
          or dealer described in clause (e) hereof, that has and maintains an
                                         -
          investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the
                                          -           -
          date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.); and

     (j)       corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; provided that any commercial paper
                                          --------
          issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.).

          "Cash Interest Expense" means Interest Expense that is paid or
           ---------------------
     currently payable in Cash.

          "Certificate of a Responsible Official" means a certificate signed by
           -------------------------------------
     a Responsible Official of the Person providing the certificate.

          "Change of Ownership" means (a) any transfer of any equity ownership
           -------------------
     interest in Borrower (or the issuance by Borrower of any equity ownership interest in Borrower) to any Person other than (i) a Member, (ii) a Person
                                         ----------
     that is the sole shareholder of a Member, (iii) a wholly-owned Subsidiary of a Member, (iv) a Person that does not, pursuant to the Operating Agreement, hold any management rights with respect to Borrower or (v) a Person approved in writing by the Requisite Banks or (b) any transaction pursuant to which either Guarantor (or a sole shareholder of that Guarantor) ceases to hold directly, or indirectly through one or more wholly-owned Subsidiaries of that Guarantor, 100% of the equity ownership interest in Borrower owned by that Guarantor on the Closing Date, except a
                                                                       ------
     transaction which, if it were structured as a direct transfer or issuance of an equity ownership interest in Borrower, would not constitute a "Change of Ownership" under clause (a) above.

          "Closing Date" means the time and Banking Day on which the conditions
           ------------
     set forth in Section 9.1 are satisfied or waived.  The Managing Agent shall
                          ---
     notify

     Borrower and the Banks of the date that is the Closing Date.

          "Co-Agent" means First Interstate Bank of Nevada.  The Co-Agent shall
           --------
     have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced
           ----
     and as in effect from time to time.

          "Collateral" means all of the collateral covered by the Collateral
           ----------
     Documents.

          "Collateral Assignment" means the collateral assignment of the
           ---------------------
     Architect Contracts, the Engineer Contracts, the Construction Contracts and the Construction Plans to be executed and delivered by Borrower in the form of Exhibit B, either as originally executed or as it may from time to time
        ---------
     be supplemented, modified, amended, extended or supplanted.

          "Collateral Documents" means, collectively, the Security Agreement,
           --------------------
     the Collateral Assignment, the Trademark Collateral Assignment, the Pledge Agreement, the Deed of Trust and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrower, any of its Subsidiaries or any Guarantor to secure the Obligations.

          "Commercial Letter of Credit" means each Letter of Credit issued to
           ---------------------------
     support the purchase of goods by Borrower which is determined to be a commercial letter of credit by the Issuing Bank.

          "Commitment" means, subject to Sections 2.5, 2.6,  2.7 and 2.8,
           ----------                             ---  ---   ---     ---
     $225,000,000.00. As of the Closing Date, the respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1.
                                                               ------------

          "Commitment Assignment and Acceptance" means a commitment assignment
           ------------------------------------
     and acceptance substantially in the form of Exhibit C.
                                                 ---------

          "Completion Date" means the date upon which the Project is open for
           ---------------
     business to the general public with (a) at least 95% of the hotel rooms provided for in the Construction Plans ready for occupancy, (b) at least 95% of the square footage of casino space provided for in the Construction Plans ready for gaming and (c) substantially all other amenities of the Project substantially complete.

          "Completion Guaranty" means the completion guaranty to be executed and
           -------------------
     delivered by the Guarantors in the form of Exhibit D, either as originally
                                                ---------
     executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Compliance Certificate" means a certificate in the form of Exhibit E,
           ----------------------                                     ---------
     properly completed and signed by a Senior Officer of Borrower.

          "Construction Budget" means the itemized schedule setting forth on a
           -------------------
     line item basis all of the costs (including financing expenses and Pre-
                                       ---------
     Opening Expenses) delivered by Borrower to the Managing Agent on the Closing Date setting forth, to the reasonable satisfaction of the Managing Agent and Banks, the anticipated cost of construction of the Project.

          "Construction Contracts" means that certain Building Contract dated
           ----------------------
     March 31, 1995 between Borrower and the Contractor and any other contract between the Contractor and Borrower approved by the Managing Agent relating to the construction of the Project, together with all amendments thereto.

          "Construction Period" means the period commencing on the Closing Date
           -------------------
     and ending on the Completion Date.

          "Construction Plans" means all drawings, plans and specifications
           ------------------
     prepared by or for the Guarantors or Borrower, as the same may be amended or supplemented from time to time, and, if required, submitted to and approved by the Clark County Building Department, all of which plans and specifications describe and set forth the plans and specifications for the construction of the Project and the labor and materials necessary for the construction thereof.

          "Construction Timetable" means the detailed timetable for the
           ----------------------
     construction of the Project in accordance with the Construction Plans and Construction Budget.

          "Contractor" means Marnell Corrao Associates, Inc., and/or any other
           ----------
     general contractor selected by Borrower and approved by the Managing Agent (which approval shall not be unreasonably withheld).

          "Contractor's Certificate and Consent" means a written certificate and
           ------------------------------------
     consent executed by the Contractor substantially in the form of Exhibit F.
                                                                     ---------

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     outstanding security issued by that

     Person or of any material agreement, instrument or under taking to which that Person is a party or by which it or any of its Property is bound.

          "CSG" means Bank of America Construction Services Group.
           ---

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of
           ------------------
     America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Deed of Trust" means the deed of trust to be executed and delivered
           -------------
     by Borrower covering the Project Property, in the form of Exhibit G, either
                                                               ---------
     as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Deemed EBITDA" means that portion, if any, of Cash Equity
           -------------
     Contributions made pursuant to the Keep-Well Agreement that is attributable to the amount added to the denominator of the Leverage Ratio pursuant to
     Section 2(a) of the Keep-Well Agreement or the amount added to the numerator of the Fixed Charge Coverage Ratio pursuant to Section 2(b) of the Keep-Well Agreement, whichever is applicable.

          "Default" means any event that, with the giving of any applicable
           -------
     notice or passage of time specified in Section 10.1, or both, would be an
                                                    ----
     Event of Default.

          "Default Rate" means the interest rate prescribed in Section 3.9.
           ------------                                                ---

          "Designated Deposit Account" means a deposit account to be maintained
           --------------------------
     by Borrower with Bank of America National Trust and Savings Association, as from time to time designated by Borrower by written notification to the Managing Agent.

          "Designated Eurodollar Market" means, with respect to any Eurodollar
           ----------------------------
     Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Managing Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Managing Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Euro dollar Market as may from time to time be selected by the Managing Agent with the approval of Borrower and the Requisite Banks.

          "Disposition" means the voluntary sale, transfer or other disposition
           -----------
     of any asset of Borrower or any of its Subsidiaries other than (a) Cash,
                                                         ----- ----
     Cash Equivalents, Investments (other than Investments in a Subsidiary),
                                    ----- ----
     inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or any of its Subsidiaries, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or any of its Subsidiaries, or where Borrower or the Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental in any material respect to the business of Borrower or any of its Subsidiaries and
     (c) a disposition to Borrower or any of its Subsidiaries.

          "Distribution" means, with respect to any shares of capital stock or
           ------------
     any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

          "Distribution Basket Availability" means, as of any date of
           --------------------------------
     determination, the amount, if any, by which Net Available Cash Flow for the fiscal period commencing on the Completion Date and ending on the last day of the most recently ended Fiscal Quarter exceeds the sum of (a) the
                                                           ------
     aggregate principal repayments made by Borrower on Qualified Member Subordinated Debt (other than Qualified Member Subordinated Debt incurred
                        ----------
     prior to the Closing Date) through such date, plus (b) the aggregate
                                                   ----
     redemptions and repurchases made by Borrower of Cash Equity Contributions through such date plus (c) the aggregate Distributions made by Borrower in
                       ----
     reliance on Section 6.5(d) through such date.
                         ------

          "Dollars" or "$" means United States dollars.
           -------      -

          "Domestic Reference Bank" means Bank of America National Trust and
           -----------------------
     Savings Association.

          "EBITDA" means, with respect to any fiscal period and with respect to
           ------
     any Person, the sum of (a) Net Income of such Person for that period, plus
                     --- --                                                ----
     (b) any extraordinary loss reflected in such Net Income, minus (c) any
                                                              -----
     extraordinary gain reflected in such Net Income, plus (d) Interest Expense
                                                      ----
     of such Person for that period, plus (e) the aggregate amount of federal
                                     ----
     and state taxes on or measured by income of such Person for that period (whether or not payable during that period) plus (f) depreciation,
                                                 ----
     amortization and all other non-cash expenses for that period, in each case as determined in accordance with Generally Accepted Accounting Principles.

          "Eligible Assignee" means (a) another Bank, (b) with respect to any
           -----------------
     Bank, any Affiliate of that Bank, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total
                            ---------
     assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that (I) each Eligible
                                                 --------
     Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 12.21 and (II) to the extent
                                                   -----
     required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Boards.

          "Engineer" means F. Neal Gaskin & Ilia M. Bezanski Architecture and
           --------
     Engineering Co. or any other engineer
     selected by Borrower and approved by the Managing Agent (which approval shall not be unreasonably withheld).

          "Engineer's Certificate and Consent" means a written certificate and
           ----------------------------------
     consent executed by the Engineer substantially in the form of Exhibit H.
                                                                   ---------

          "Engineer Contracts" means the contract between the Engineer and
           ------------------
     Borrower dated as of February 14, 1995, and any other contract between the Engineer and Borrower approved by the Managing Agent relating to the engineering and construction of the Project and the preparation of the Construction Plans, together with any amendments thereto.

          "Equipment Lease" means the equipment lease creating a Capital Lease
           ---------------
     Obligation to be entered between Borrower and the Equipment Lessors covering the Leased Equipment; provided that (a) such equipment lease does
                                    --------
     not contain any maintenance-type financial covenants, (b) such equipment lease does not contain any representation, covenant or event of default that is more onerous to Borrower than those contained in this Agreement and
     (c) a copy of such equipment lease in draft form is furnished to the Managing Agent at least five (5) Banking Days prior to execution thereof and a copy in executed form is furnished to the Banks promptly following execution thereof.

          "Equipment Lease Arranger" means BankAmerica Leasing & Capital Group.
           ------------------------

          "Equipment Lease Letter" means the letter from Borrower to the
           ----------------------
     Equipment Lease Arranger, acknowledged by the Equipment Lease Arranger substantially in the form of Exhibit I.
                                  ---------

          "Equipment Lessors" means the lessors under the Equipment Lease
           -----------------
     arranged by the Equipment Lease Arranger.

          "Equipment Lessors' Percentage" means 100% minus the Banks'
           -----------------------------             -----
     Percentage.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
     any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "Eurodollar Banking Day" means any Banking Day on which dealings in
           ----------------------
     Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

          "Eurodollar Lending Office" means, as to each Bank, its office or
           -------------------------
     branch so designated by written notice to Borrower and the Managing Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

          "Eurodollar Market" means a regular established market located outside
           -----------------
     the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          "Eurodollar Obligations" means eurocurrency liabilities, as defined in
           ----------------------
     Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Bank.

          "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period
           -----------------
     commencing on the date specified by Borrower pursuant to Section 2.1(b) and
                                                                      ------
     ending 1, 2, 3 or 6 months (or, with the written consent of all of the Banks, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:
                                  --------

     (a)       The first day of any Eurodollar Period shall be a Eurodollar
          Banking Day;

     (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

     (c)       Borrower may not specify a Eurodollar Period that extends
          beyond the next Reduction Date unless the sum of (i) the aggregate
                                                    ---
          principal amount of the Eurodollar Loans having a Eurodollar Period ending after such Reduction Date plus (ii) the aggregate maximum
                                           ----
          amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.6); and
                                                             ---

     (d)       No Eurodollar Period shall extend beyond the Maturity Date.

          "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan,
           ---------------
     the interest rate per annum (rounded
     upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Bank to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by the Eurodollar Reference Bank with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

          "Eurodollar Rate Advance" means an Advance made hereunder and
           -----------------------
     specified to be a Eurodollar Rate Advance in accordance with Article 2.
                                                                  ---------

          "Eurodollar Rate Loan" means a Loan made hereunder and specified to be
           --------------------
     a Eurodollar Rate Loan in accordance with Article 2.
                                               ---------

          "Eurodollar Reference Bank" means Bank of America National Trust and
           -------------------------
     Savings Association.

          "Event of Default" shall have the meaning provided in Section 10.1.
           ----------------                                             ----

          "Federal Funds Rate" means, as of any date of determination, the rate
           ------------------
     set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Managing Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

          "FIRREA" means the Financial Institutions Reform, Recovery and
           ------
     Enforcement Act of 1989, as it may be amended from time to time.

          "Fiscal Quarter" means the fiscal quarter of Borrower or the
           --------------
     Guarantors (as applicable) consisting of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the fiscal year of Borrower or the Guarantors (as
           -----------
     applicable) ending on each December 31.

          "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal
           ---------------------------
     Quarter, the ratio of (a) the sum of (i) Adjusted Annualized Borrower
                  ----- --         --- --
     EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, minus (ii) the aggregate
                                                  -----
     Capital Expenditures made by Borrower during that fiscal period minus (iii)
                                                                     -----
     the aggregate Member Tax Distributions made by Borrower during that fiscal period to (b) the sum of (i) Interest Charges of Borrower for that fiscal
            --         --- --
     period, plus (ii) the aggregate of (A) all principal payments on the Notes
             ----
     made during that fiscal period required by Section 3.1(d)(i) and (B) all
                                                        ---------
     voluntary principal prepayments on the Notes made during such fiscal period to the extent that such prepayment reduced or eliminated the amount of a subsequent principal payment on the Notes which would otherwise be required by Section 3.1(d)(i) during that fiscal period plus (iii) the aggregate of
                ---------                           ----
     any other scheduled payments or mandatory prepayments of Funded Debt of Borrower during that fiscal period.

          "Funded Debt" means, as of any date of determination (without
           -----------
     duplication and with respect to any Person), the sum of (a) all principal
                                                      --- --
     Indebtedness of that Person for borrowed money (including debt securities
                                                     ---------
     issued by that Person), on that date plus (b) the aggregate amount of the
                                          ----
     principal portion of all Capital Lease Obligations of that Person on that date.

          "Gaming Board" means, collectively, (a) the Nevada Gaming Commission,
           ------------
     (b) the Nevada State Gaming Control Board and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

          "Gaming Laws" means all Laws pursuant to which any Gaming Board
           -----------
     possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

          "Generally Accepted Accounting Principles" means, as of any date of
           ----------------------------------------
     determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently
                                                           ------------
     applied," as used in connection therewith, means that the accounting
     -------
     principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

          "Government Securities" means readily marketable (a) direct full faith
           ---------------------
     and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Governmental Agency" means (a) any international, foreign, federal,
           -------------------
     state, county or municipal government, or political subdivision thereof,
     (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

          "Guarantors" means, collectively, (a) MGM Grand, Inc., a Delaware
           ----------
     corporation and (b) Primadonna Resorts, Inc., a Nevada corporation.

          "Guarantor EBITDA" means, with respect to a Guarantor, the EBITDA of
           ----------------
     that Guarantor.

          "Guarantor Funded Debt Ratio" means, as of the last day of each Fiscal
           ---------------------------
     Quarter, the ratio of (a) the Average Quarterly Funded Debt of Guarantors
                  ----- --
     as of that date to (b) the Annualized Guarantor EBITDA as of that date.
                     --
     The Guarantor Funded Debt Ratio shall be calculated by consolidating the Average Quarterly Funded Debt and Annualized Guarantor EBITDA of each Guarantor with that of its Subsidiaries and then combining the Average Quarterly Funded Debt and Annualized Guarantor EBITDA of both Guarantors;

     provided that (i) the Average Quarterly Funded Debt of Borrower and
     --------
     Borrower EBITDA shall be excluded (unless clause (iii) below applies) from
                                        ------         ---
     all such
     calculations for fiscal periods ending prior to the last day of the fourth full Fiscal Quarter ending after the Completion Date, (ii) the Average Quarterly Funded Debt of Borrower and Borrower EBITDA may, at the election of Borrower exercised at any time by written notice to the Managing Agent which shall remain in effect through the Maturity Date, be included in such calculations for any fiscal period ending subsequent to the last day of the fourth full Fiscal Quarter after the Completion Date and (iii) if at the date of such calculation there is a single Guarantor because of a transaction that does not constitute a Change of Ownership, such calculations shall be made on a consolidated basis for that Guarantor and its Subsidiaries, including Borrower.
                       ---------

          "Guaranty Obligation" means, as to any Person (without duplication),
           -------------------
     any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase
                                     ---------
     agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet or income statement item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the
                                                     -----------------
     term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower and its Subsidiaries.

          "Hazardous Materials" means substances defined as "hazardous
           -------------------
     substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of

     1980, 42 U.S.C. (S) 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., in each case as such Laws are amended from time to time .

          "Hazardous Materials Laws" means all Laws governing the treatment,
           ------------------------
     transportation or disposal of Hazardous Materials applicable to any of the Real Property.

          "Indebtedness" means, as to any Person (without duplication), (a)
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b)
     ---------
     indebtedness of such Person of the nature described in clause (a) that is
                                                                    -
     non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements.

          "Initial Reduction Date" means the earlier of (a) the last day of the
           ----------------------            ----------
     Fiscal Quarter occurring at least 365 days and not more than 457 days after the Completion Date or (b) September 30, 1998.

          "Intangible Assets" means assets that are considered intangible assets
           -----------------
     under Generally Accepted Accounting Principles, including customer lists,
                                                     ---------
     goodwill, computer software, copyrights, trade names, trademarks and patents.

          "Interest Charges" means, as of the last day of any fiscal period, the
           ----------------
     sum of (a) Cash Interest Expense for that fiscal period, plus (b) all
     --- --                                                   ----
     interest currently payable in Cash incurred during that fiscal period which is capitalized under Generally Accepted Accounting Principles.

          "Interest Differential" means, with respect to any prepayment of a
           ---------------------
     Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for

     Loan, (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as
                              -----
     practicable to, the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

          "Interest Expense" means, as of the last day of any fiscal period, the
           ----------------
     sum of (a) all interest, fees, charges and related expenses paid or payable
     ------
     (without duplication) for that fiscal period by Borrower and its Subsidiaries to a lender in connection with borrowed money (including any
                                                                 ---------
     obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of rent paid or payable (without
                 ----
     duplication) for that fiscal period by Borrower and its Subsidiaries under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

          "Interest Period" means, with respect to any Eurodollar Rate Loan, the
           ---------------
     related Eurodollar Period.

          "Investment" means, when used in connection with any Person, any
           ----------
     investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any
                                                                   ---------
     partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of
                                                       -----
     capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

          "Issuing Bank" means Bank of America National Trust and Savings
           ------------
     Association.

          "Keep-Well Agreement" means the keep-well agreement to be executed and
           -------------------
     delivered by the Guarantors, in the form of Exhibit J, either as originally
                                                 ---------
     executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Laws" means, collectively, all international, foreign, federal, state
           ----
     and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

          "Lead Managers" means Bank of Scotland and Societe Generale.  The Lead
           -------------
     Managers shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

          "Leased Equipment" means such items of equipment located on or
           ----------------
     included within the Project as are designated by Borrower and acceptable to the Equipment Lessors; provided that the aggregate cost thereof to the
                            --------
     Equipment Lessors does not exceed $60,000,000.

          "Letters of Credit" means any of the Standby Letters of Credit or
           -----------------
     Commercial Letters of Credit issued by the Issuing Bank under the Commitment pursuant to Section 2.4, either as originally issued or as the
                                    ---
     same may be supplemented, modified, amended, renewed, extended or supplanted.

          "Leverage Ratio" means, as of the last day of each Fiscal Quarter, the
           --------------
     ratio of (a) Average Quarterly Funded Debt of Borrower as of that date to
     ----- --                                                               --
     (b) Adjusted Annualized Borrower EBITDA as of that date.

          "License Revocation" means the revocation, failure to renew or
           ------------------
     suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or other wise, affecting any Property, including any agreement to grant any of
                                         ---------
     the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary
                                                ----- ----
     financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Loan" means the aggregate of the Advances made at any one time by the
           ----
     Banks pursuant to Article 2.
                       ---------

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
     Swing Line Documents, the Collateral

     Documents, the Completion Guaranty, the Keep-Well Agreement, the Subsidiary Guaranty, any Secured Swap Agreement and any other agreements of any type or nature hereafter executed and delivered by Borrower, any of its Subsidiaries or either Guarantor to the Managing Agent or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Managing Agent" means Bank of America National Trust and Savings
           --------------
     Association, when acting in its capacity as the Managing Agent under any of the Loan Documents, or any successor Managing Agent.

          "Managing Agent's Office" means the Managing Agent's address as set
           -----------------------
     forth on the signature pages of this Agreement, or such other address as the Managing Agent hereafter may designate by written notice to Borrower and the Banks.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation G or U.

          "Material Adverse Effect" means any set of circumstances or events
           -----------------------
     which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
     (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or Guarantors (taken as a whole) to perform the Obligations.

          "Maturity Date" means the date that is four (4) years after the
           -------------
     Initial Reduction Date.

          "Members" means, collectively, (a) MGM Grand, Inc., a Delaware
           -------
     corporation, and (b) PRMA Las Vegas, Inc., a Nevada corporation.

          "Member Change in Control" means (a) any transaction or series of
           ------------------------
     related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding common stock of either Guarantor or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of either Guarantor (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office; provided, however,
                                                            --------
     that no Member Change in Control shall exist with respect to a Guarantor by reason of the foregoing (y) so long as the Person or group of Persons related by family or other relationships (or the executors, administrators, testamentary trustees, heirs, legatees or testamentary trust beneficiaries of any of such Persons) which as of the date of this Agreement is the beneficial owner of 30% or more of the outstanding common stock of that Guarantor continues to be the beneficial owner of 30% or more of such common stock or (z) if that Guarantor does not, pursuant to the Operating Agreement, directly or indirectly hold any management rights with respect to Borrower. For purposes of the foregoing, the term "Unrelated Person"
                                                           ----------------
     means any Person other than (i) with respect to a Guarantor, the other
                      ----- ----
     Guarantor, (ii) an Affiliate of either Guarantor, (iii) an employee stock ownership plan or other employee benefit plan covering the employees of either Guarantor and its Subsidiaries or (iv) an Affiliate of any Person or group of related Persons which as of the date of this Agreement is the beneficial owner of 30% or more (in the aggregate) of the outstanding common stock of either Guarantor.

          "Member Tax Distributions" means Distributions made by Borrower to the
           ------------------------
     Members in an aggregate amount not exceeding the combined federal and any applicable state income tax then payable (including estimated income taxes
                                               ---------
     then payable) under then applicable Laws by the Members with respect to their respective distributive shares of the taxable income of Borrower, assuming that each Member had no other taxable income, loss, deductions or other tax attributes and that any net operating loss carryforward attributable to Borrower if it were a tax-paying entity would be available in such Fiscal Year to such Member, all as set forth in calculations in reasonable detail attached to a letter from one of the six largest public accounting firms in the United States of America (or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Banks) furnished to the Managing Agent not later than five (5) days prior to any such Distribution.

          "Multiemployer Plan" means any employee benefit plan of the type
           ------------------
     described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

          "Negative Pledge" means a Contractual Obligation that contains a
           ---------------
     covenant binding on Borrower that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual
               ----- ----
     Obligation granting a Lien permitted under Section 6.8 which affects
                                                        ---
     only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

          "Net Available Cash Flow" means, as of any date of determination, the
           -----------------------
     amount (if any) by which Available Cash Flow for the fiscal period commencing on the Completion Date and ending on the last day of the then most recently-ended Fiscal Quarter exceeds the aggregate of all permanent reductions of the Commitment made pursuant to Section 2.6 through that
                                                           ---
     date.

          "Net Income" means, with respect to any fiscal period and with respect
           ----------
     to any Person, the consolidated net income of that Person for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Note" means the promissory note made by Borrower to a Bank evidencing
           ----
     the Advances under that Bank's Pro Rata Share of the Commitment, substantially in the form of Exhibit K, either as originally executed or as
                                  ---------
     the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Obligations" means all present and future obligations of every kind
           -----------
     or nature of Borrower, the Members or the Guarantors at any time and from time to time owed to the Managing Agent, the Issuing Bank, the Swing Line Bank or the Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including
                                                                 ---------
     obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding
     ---------
     under any Debtor Relief Law by or against Borrower or Affiliate of Borrower, whether or not allowed as a claim in such proceeding.

          "Operating Agreement" means the Operating Agreement dated as of
           -------------------
     December 26, 1994 between the Members with respect to the operation of Borrower, together with all amendments thereto.

          "Opinions of Counsel" means the favorable written legal opinions of
           -------------------
     (a) Christensen, White, Miller, Fink & Jacobs, special counsel to Borrower, and (b) McDonald, Carano, Wilson, McKuen, Bergen, Frankovich & Hicks, special Nevada counsel to Borrower, substantially in the form of Exhibits
                                                                      --------
     L-1 and L-2, respectively, together with copies of all factual certificates
     ---     ---
     and legal opinions upon which such counsel has relied.

          "Party" means any Person other than the Managing Agent, the Issuing
           -----
     Bank, the Swing Line Bank, the Co-Agent and the Banks, which now or hereafter is a party to any of the Loan Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
     thereof established under ERISA.

          "Pension Plan" means any "employee pension benefit plan" (as such term
           ------------
     is defined in Section 3(2) of ERISA), other than a Multiemployer Plan,
                                           ----------
     which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

          "Permitted Encumbrances" means:
           ----------------------

     (e) inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment
                                          --------
          of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

     (f)       Liens for taxes and assessments on Property which are not
          yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by
          --------
          such Liens, no such Property is subject to a material risk of loss or forfeiture;

     (g) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

     (h) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

     (i) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

     (j) rights reserved to or vested in any Govern mental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

     (k) rights reserved to or vested in any Govern mental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

     (l) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

     (m)       statutory Liens, other than those described in clauses (a) or
                                                                           -
          (b) above, arising in the ordinary course of business with respect to
           -
          obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set
                 --------
          aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

     (n) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

     (o) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such

          Property; provided that if such Property is covered by the Deed of
                    --------
          Trust, such lease or rental agreement is junior and subordinate to the Deed of Trust by operation of law or contract;

     (p) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

     (q) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary of Borrower is a party as lessee, provided the aggregate value of all such pledges and
                           --------
          deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

     (r) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts
                                                    ----- ----
          creating or evidencing an extension of credit to the depositor);

     (s) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

     (t) Liens consisting of deposits of Property to secure statutory obligations of Borrower or a Subsidiary of Borrower;


     (u) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party;


     (v) Liens created by or resulting from any litigation or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that such Lien is
                                                 --------
          junior to the Lien of the Collateral Documents, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture; and

     (w) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Borrower and the Subsidiairies of Borrower, taken as a whole.

          "Permitted Incremental Expenditure" means the expenditure by Borrower
           ---------------------------------
     of up to $15,000,000 for the acquisition of certain real property adjacent to the Project Property; provided that (a) prior to or concurrently with
                              --------
     such expenditure, Borrower shall have received Cash Equity Contributions (in addition to any theretofore required by the Completion Guaranty and/or the Keep-Well Agreement) in an amount at least equal to the amount of such expenditure and (b) within ten (10) Banking Days thereafter, Borrower executes and delivers to the Managing Agent a deed of trust (substantially in the form of the Deed of Trust) covering such real property and provides to the Managing Agent such title insurance policy endorsements, environmental reports and other related documents as the Managing Agent may reasonably request.

          "Permitted Right of Others" means a Right of Others consisting of (a)
           -------------------------
     an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity, (d) a lease, rental or similar agreement covering Property entered in the ordinary course of business and (e) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

          "Person" means any individual or entity, including a trustee,
           ------                                  ---------
     corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

          "Pledge Agreement" means the pledge agreement to be executed and
           ----------------
     delivered by the Members in the form of Exhibit M, either as originally
                                             ---------
     executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Pledge Collateral" means the certificates evidencing 100% of the
           -----------------
     equity ownership interests of the Members in Borrower.

     "Pre-Opening Expenses" means, with respect to any fiscal period, the amount
      --------------------
of expenses (other than Interest Expense) classified as "pre-opening expenses"
             ----- ----
on the applicable financial statements of Borrower for such period, prepared in accordance with Generally Accepted Accounting Principles consistently applied.

     "Pricing Certificate" means a certificate in the form of Exhibit N,
      -------------------                                     ---------
properly completed and signed by a Senior Officer of Borrower.

     "Pricing Period" means (a) the period commencing on the Closing Date and
      --------------
ending on November 15, 1995, (b) the period commencing on each November 16 and ending on the next following February 15, (c) the period commencing on each February 16 and ending on the next following May 15, (d) the period commencing on each May 16 and ending on the next following August 15 and (e) the period commencing on each August 16 and ending on the next following November 15.

     "Project" means the hotel/casino known as the "New York-New York Hotel and
      -------
Casino" to be constructed on the Project Property, consisting generally of an approximately 2,100 room hotel and an approximately 80,000 to 100,000 square foot casino.

     "Project Property" means the real property located in Las Vegas, Nevada
      ----------------
comprised of approximately 20 acres on which the Project is to be constructed, and all existing and future improvements thereto and all related appurtenances.

     "Projections" means the financial projections contained in the Confidential
      -----------
Information Memorandum distributed by or on behalf of Borrower to the Banks on or about July 11, 1995.

     "Property" means any interest in any kind of property or asset, whether
      --------
real, personal or mixed, or tangible or intangible.

     "Pro Rata Share" means, with respect to each Bank, the percentage of the
      --------------
Commitment set forth opposite the name of that Bank on Schedule 1.1, as such
                                                       ------------
percentage may be increased or decreased pursuant to a Commitment Assignment and Acceptance executed in accordance with Section 12.8.
                                               ----
     "Qualified Member Subordinated Debt" means Indebtedness of Borrower owed to
      ----------------------------------
either Member (or an Affiliate of a Member) that (a) either (i) was incurred prior to the

Closing Date or (ii) does not provide for any principal or sinking fund payments prior to the Maturity Date in excess of the then Distribution Basket Availability, (b) in the case of Indebtedness described in clause (a)(i),
                                                                  ------
provides for interest at a rate not exceeding the interest rate then payable by that Member (or Affiliate of that Member) for working capital borrowed funds or, in case of Indebtedness described in clause (a)(ii), provides for interest at a
                                            -------
rate not exceeding the interest rate then payable under this Agreement, (c) is not secured by any Lien on any Property of Borrower and (d) is evidenced by a subordinated promissory note in the form of Exhibit O or such other form as may
                                            ---------
be approved by the Requisite Banks.

     "Qualified Third Party Subordinated Debt" means Indebtedness of Borrower
      ---------------------------------------
owed to a Person (other than a Member or an Affiliate of a Member) that (a) does
                  ----- ----
not provide for any principal or sinking fund payment prior to the date that is one (1) year subsequent to the Maturity Date, (b) is not secured by any Lien on any Property of Borrower and (c) is issued subject to an indenture or other credit agreement containing subordination and interest payment blockage provisions, representations, covenants, events of default and other provisions (other than the rate of interest payable) approved in writing by the Requisite
 ----- ----
Banks prior to incurrence (which approval shall not be unreasonably, from the perspective of a senior lender, withheld).

     "Quarterly Payment Date" means each September 30, December 31, March 31 and
      ----------------------
June 30.

     "Real Property" means, as of any date of determination, all real Property
      -------------
then or theretofore owned, leased or occupied by Borrower or any of its Subsidiaries.

     "Reduction Amount" means, with respect to each Reduction Date, the amount
      ----------------
set forth below opposite that Reduction Date (subject to the last sentence of
Section 2.5):
        ---

         Reduction Date                        Amount
         --------------                        ------
     Initial Reduction Date                    $20,000,000

     Each of the next four (4)
     Quarterly Payment Dates                   $ 7,500,000

     Each of the next eight (8)
     Quarterly Payment Dates                   $ 8,750,000

     Each of the next three (3)
     Quarterly Payment Dates                   $10,000,000

     "Reduction Date" means the Initial Reduction Date and each Quarterly
      --------------
Payment Date thereafter.

     "Reference Rate" means the rate of interest publicly announced from time to
      --------------
time by the Domestic Reference Bank in San Francisco, California (or other headquarters city of the Domestic Reference Bank), as its "reference rate." It is a rate set by the Domestic Reference Bank based upon various factors including the Domestic Reference Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Domestic Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Regulation D" means Regulation D, as at any time amended, of the Board of
      ------------
Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

     "Regulations G, T, U, and X" means Regulations G, T, U and X, as at any
      --------------------------
time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

     "Request for Letter of Credit" means a written request for a Letter of
      ----------------------------
Credit substantially in the form of Exhibit P, signed by a Responsible Official
                                    ---------
of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

     "Request for Loan" means a written request for a Loan substantially in the
      ----------------
form of Exhibit Q, signed by a Responsible Official of Borrower, on behalf of
        ---------
Borrower, and properly completed to provide all information required to be included therein.

     "Requirement of Law" means, as to any Person, the articles or certificate
      ------------------
of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Requisite Banks" means (a) as of any date of determination if the
      ---------------
Commitment is then in effect, Banks having in the aggregate 66-2/3% or more of the Commitment then in effect and (b) as of any date of determination if the

Commitment has then been terminate and there is then any Indebtedness evidenced by the Notes, Banks holding Notes evidencing in the aggregate 66-2/3% or more of the aggregate Indebtedness then evidenced by the Notes.

     "Responsible Official" means (a) when used with reference to a Person other
      --------------------
than an individual, any officer or manager of such Person, general partner of such Person, officer of a corporate or limited liability company general partner of such Person, officer of a corporate of limited liability company general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Banks shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Borrower or such Subsidiary.

     "Right of Others" means, as to any Property in which a Person has an
      ---------------
interest, any legal or equitable right, title or interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or interest in that Property, including any option or right to acquire a Lien; provided, however, that (a)
---------                                        --------
any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

     "Secured Swap Agreement" means a Swap Agreement between Borrower and a
      ----------------------
Bank.

     "Security Agreement" means the security agreement to be executed and
      ------------------
delivered by Borrower and each of its Subsidiaries, in the form of Exhibit R,
                                                                   ---------
either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

     "Senior Officer" means the (a) chief executive officer or manager, (b)
      --------------
president, (c) executive vice president, (d) senior vice president, (e) chief financial officer, (f) treasurer or (g) assistant treasurer of Borrower.

          "Special Eurodollar Circumstance" means the application or adoption
           -------------------------------
     after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks.

          "Standby Letter of Credit" means each Letter of Credit that is not a
           ------------------------
     Commercial Letter of Credit.

          "Subordinated Obligations" means, collectively, any Qualified Third
           ------------------------
     Party Subordinated Debt and any Qualified Member Subordinated Debt.

          "Subsidiary" means, as of any date of determination and with respect
           ----------
     to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

          "Subsidiary Guaranty" means the continuing guaranty of the Obligations
           -------------------
     to be executed and delivered by each Subsidiary of Borrower, in the form of

     Exhibit S, either as originally executed or as it may from time to time be
     ---------
     supplemented, modified, amended, extended or supplanted.

          "Swap Agreement" means a written agreement between Borrower and one or
           --------------
     more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

          "Swing Line" means the revolving line of credit established by the
           ----------
     Swing Line Bank in favor of Borrower pursuant to Section 2.11.
                                                              ----

          "Swing Line Bank" means Bank of America Nevada.
           ---------------

          "Swing Line Documents" means the promissory note and any other
           --------------------
     documents executed by Borrower in favor of the Swing Line Bank in connection with the Swing Line.

          "Swing Line Loans" means loans made by the Swing Line Bank to Borrower
           ----------------
     pursuant to Section 2.11.
                         ----

          "Swing Line Outstandings" means, as of any date of determination, the
           -----------------------
     aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

          "Title Company" means Nevada Title Company or such other title
           -------------
     insurance company as is reasonably acceptable to the Managing Agent.

          "to the best knowledge of" means, when modifying a representation,
           ------------------------
     warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

          "Total Incurred Project Cost" means, as of any date of determination,
           ---------------------------
     the total cost of the Project (including the value of all Property
                                    ---------
     contributed by the Members, financing costs and Pre-Opening Expenses) incurred or accrued as of that date based on customary methods used by CSG for estimating percentage completion of construction projects.

          "Trademark Collateral Assignment" means the trademark collateral
           -------------------------------
     assignment to be executed and delivered by Borrower and its Subsidiaries in the form of Exhibit T, either as originally executed or as it may from time
                 ---------
     to time be supplemented, modified, amended, extended or supplanted.

          "type", when used with respect to any Loan or Advance, means the
           ----
     designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

          1.2  Use of Defined Terms.  Any defined term used in the plural shall
               --------------------
refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

          1.3  Accounting Terms.  All accounting terms not specifically defined
               ----------------
in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally
------
Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.11 through 6.13 would then be
                                         ----         ----
calculated in a different manner or with different components, (a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 8 to the Managing Agent and the Banks, on
                              ---------
the dates therein specified, with financial data presented in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

          1.4  Rounding.  Any financial ratios required to be maintained by
               --------
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

          1.5  Exhibits and Schedules.  All Exhibits and Schedules to this
               ----------------------
Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.6  References to "Borrower and its Subsidiaries".  Any reference
               --------------------------------------------
herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

          1.7  Miscellaneous Terms.  The term "or" is disjunctive; the term
               -------------------
"and" is conjunctive.  The term "shall"
is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                          LOANS AND LETTERS OF CREDIT
                          ---------------------------


          2.1  Loans-General.
               -------------

(a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Banking Day immediately prior to the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the then applicable Commitment, make Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the sum of (i) the aggregate principal
                                           ------
     amount outstanding under the Notes, plus (ii) the Aggregate Effective
                                         ----
     Amount of all outstanding Letters of Credit plus (iii) the Swing Line
                                                 ----
     Outstandings exceeding the then applicable Commitment. Prior to the Completion Date, Borrower may borrow, but may not repay and reborrow under the Commitment (provided that this sentence shall not restrict the ability
                     --------
     of Borrower prior to the Completion Date to redesignate an outstanding Loan as an Alternate Base Loan or as a Eurodollar Rate Loan with the same or a different Interest Period). Subsequent to the Completion Date, subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Commitment without premium or penalty.

(b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan,
     (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Interest Period for such Loan. Unless the Managing Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Managing Agent. Managing Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Managing Agent from any loss, cost, expense or liability as a result of so acting.

(c) Promptly following receipt of a Request for Loan, the Managing Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Bank's Pro Rata Share of the Loan. Not later than 11:00 a.m., California time, on the date specified for any Loan (which must be a Banking

     Day), each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Managing Agent at the Managing Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 9, all Advances shall be credited on that date in immediately
        ---------
     available funds to the Designated Deposit Account.

(d) Unless the Requisite Banks otherwise consent, each Loan shall be not less than $5,000,000.

(e)       The Advances made by each Bank shall be evidenced by that Bank's Note.

(f) A Request for Loan shall be irrevocable upon the Managing Agent's first notification thereof.

(g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within
                                    ------
     the requisite notice periods set forth in Section 2.2 or 2.3 prior to the
                                                       ---    ---
     end of the Interest Period for any Eurodollar Rate Loan, then on the last day of such Interest Period, such Eurodollar Rate Loan shall be automatically converted into an Alternate Base Rate Loan in the same amount.

(h) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Banks, as the case may be, shall make available to the Managing Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

          2.2  Alternate Base Rate Loans.  Each request by Borrower for an
               -------------------------
Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of
Section 2.1(b), if applicable) received by the Managing Agent, at the Managing
        ------
Agent's Office, not later than 9:00 a.m. California time, on the date (which must be a Banking Day) of the requested Alternate Base Rate Loan. All Loans shall constitute Alternate Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.
                                         ---

          2.3  Eurodollar Rate Loans.
               ---------------------

(a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable)
                                                   ------
     received by the Managing Agent, at the Managing Agent's Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

(b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Managing Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

(c) Unless the Managing Agent and the Requisite Banks otherwise consent, no more than twelve (12) Eurodollar Rate Loans shall be outstanding at any one time.

(d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.

(e) Nothing contained herein shall require any Bank to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

          2.4  Letters of Credit.
               -----------------

(a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Banking Day immediately prior to the Maturity Date, the Issuing Bank shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the
             --------
     sum of (A) the aggregate principal amount outstanding under the Notes, plus
     ---                                                                    ----
     (B) the Aggregate Effective Amount of all outstanding Letters of Credit plus (C) the Swing Line Outstandings do not exceed the then applicable
     ----
     Commitment and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $20,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks otherwise consent in a writing delivered to the Managing Agent, the term of any Letter of Credit shall not exceed one (1) year or extend beyond the Maturity Date.

(b) Each Request for Letter of Credit shall be submitted to the Issuing Bank, with a copy to the Managing Agent, at least five (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Managing Agent shall promptly notify the Issuing Bank whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Managing Agent, and the Managing Agent shall promptly notify the Banks, of the amount and terms thereof.

(c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased at par a pro rata participation in such Letter of Credit from the Issuing Bank in an amount equal to that Bank's Pro Rata Share. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, pay the purchase price for such participation to the Issuing Bank through the Managing Agent promptly upon demand therefor. The obligation of each Bank to so pay the participation purchase price to the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

(d) Borrower agrees to pay to the Issuing Bank through the Managing Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one (1) Banking Day after written demand made by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank at the rate applicable to Alternate Base Rate Loans for three Business Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit and, to the extent that the Banks have not reimbursed the Issuing Bank pursuant to Section 2.4(c), the interest amount of any such
                              ------
     payment shall be for the account of the Issuing Bank. Each Bank that has paid the participation purchase price to the Issuing Bank pursuant to
     Section 2.4(c) shall thereupon acquire a pro rata participation, to
             ------
     the extent of such payment, in the claim of the Issuing Bank against Borrower for reimbursement of principal and interest under this

     Section 2.4(d) and shall share, in accordance with that pro rata
             ------
     participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Bank paid the participation purchase price to the Issuing Bank) with respect to such claim.

(e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required
                              ------
     by Section 2.4(d) and, for this purpose, the conditions precedent set forth
                ------
     in Article 9 shall not apply. The proceeds of such Advances shall be paid
        ---------
     directly to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

(f)       If Borrower fails to make the payment required by Section 2.4(d)
                                                                    ------
     within the time period therein set forth, in lieu of the payment of the participation purchase price to the Issuing Bank under Section 2.4(c) the
                                                                    ------
     Issuing Bank may (but is not required to), without notice to or the consent of Borrower, instruct the Managing Agent to cause Advances to be made by the Banks under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 9 shall not
                                                         ---------
     apply. The proceeds of such Advances shall be paid directly to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

(g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, except that the Issuing Bank's issuance fees shall be payable as set forth in the letter agreement referred to in Section 3.5.
                            ---

(h) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Bank of its obligations to Borrower under Uniform Commercial Code Section 5109. Without limiting the foregoing, Borrower's obligations to the Issuing Bank shall not be affected by any of the following circumstances:

                                        (i)   any lack of validity or
          enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                                        (ii)   any amendment or waiver of or any
          consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

                                        (iii)   the existence of any claim,
          setoff, defense, or other rights which Borrower may have at any time against the Issuing Bank, the Managing Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                                        (iv)   any demand, statement, or any
          other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                                        (v)   payment by the Issuing Bank in
          good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                                        (vi)   the existence, character,
          quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                                        (vii)   the time, place, manner, order
          or con tents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                                        (viii)   the solvency or financial
          responsibility of any party issuing any documents in connection with a Letter of Credit;

                                        (ix)   any failure or delay in notice of
          shipments or arrival of any Property;

                                        (x)    any error in the transmission of
          any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

                                        (xi)   any error, neglect or default of
          any correspondent of the Issuing Bank in connection with a Letter of Credit (but without prejudice to any claim by Borrower against such correspondent);

                                        (xii)  any consequence arising from
          acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

                                        (xiii) so long as the Issuing Bank in
          good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

                                        (xiv)  where the Issuing Bank has acted
          in good faith and observed general banking usage, any other circumstances whatsoever.

(i) The Issuing Bank shall be entitled to the protection accorded to the Managing Agent pursuant to Section 11.6, mutatis mutandis.
                                        ----  ------- --------

(j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

          2.5  Voluntary Reduction of Commitment.  Borrower shall have the
               ---------------------------------
right, at any time and from time to time, with out penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrower to the Managing Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment; provided that the Commitment
                                                --------
may not be so
reduced below an amount equal to the sum of (a) the Aggregate Effective Amount
                                     --- --
of all outstanding Letters of Credit plus (b) the Swing Line Outstandings. The
                                     ----
Managing Agent shall promptly notify the Banks of any reduction or termination of the Commitment under this Section. Any voluntary reduction of the Commitment under this Section shall be applied to reduce such Reduction Amount as may be specified by Borrower or, if no such specification is made, to reduce the Reduction Amount for the most remote Reduction Date (to the extent of such reduction) and thereafter to earlier Reduction Dates (to the extent not previously applied) in the reverse order of their occurrence.

          2.6  Contingent Reduction of Commitment.  The Commitment shall be
               ----------------------------------
permanently reduced (a) as of the last day of the fourth full Fiscal Quarter ending after the Completion Date, by an amount equal to Available Cash Flow for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters and (b) as of the last day of any subsequent Fiscal Quarter if the Leverage Ratio is on that date 2.25 to 1.00 or greater, by an amount equal to fifty percent (50%) of Available Cash Flow for that Fiscal Quarter. Any reduction of the Commitment under this Section shall be applied to reduce the Reduction Amount for the most remote Reduction Date (to the extent of such reduction) and thereafter to earlier Reduction Dates (to the extent not previously applied) in the reverse order of their occurrence.

          2.7  Automatic Reduction of Commitment.  The Commitment shall be
               ---------------------------------
permanently reduced as of the date upon which a Cash Equity Contribution is required to be made under the Keep-Well Agreement by an amount equal to the Banks' Percentage of the portion thereof (if any) attributable to the amount subtracted from the numerator of the Leverage Ratio pursuant to the calculation set forth in Section 2(a) of the Keep-Well Agreement. Any reduction of the
                     ----
Commitment under this Section shall be applied to reduce the Reduction Amount for the most remote Reduction Date (to the extent of such reduction) and thereafter to earlier Reduction Dates (to the extent not previously applied) in the reverse order of their occurrence.

          2.8  Scheduled Reduction of Commitment.  Subject to the last sentences
               ---------------------------------
of Sections 2.5, 2.6 and 2.7, on each Reduction Date, the Commitment shall
            ---  ---     ---
automatically be permanently reduced by the applicable Reduction Amount.

          2.9  Optional Termination of Commitment.  Following the occurrence of
               ----------------------------------
a Change of Ownership or a Member Change in Control, the Requisite Banks may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of
                              --------                                -------
(i) receipt of Borrower's written notice to the

Managing Agent of such occurrence or (ii) if no such notice has been received by the Managing Agent, the date upon which the Managing Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated effective on the date which is thirty (30) days subsequent to written notice from the Managing Agent to Borrower thereof.

          2.10  Managing Agent's Right to Assume Funds Available for Advances.
                -------------------------------------------------------------
Unless the Managing Agent shall have been notified by any Bank no later than 10:00 a.m. on the Banking Day of the proposed funding by the Managing Agent of any Loan that such Bank does not intend to make available to the Managing Agent such Bank's portion of the total amount of such Loan, the Managing Agent may assume that such Bank has made such amount available to the Managing Agent on the date of the Loan and the Managing Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Managing Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Managing Agent by such Bank, the Managing Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Managing Agent's demand therefor, the Managing Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Managing Agent. The Managing Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Managing Agent to Borrower to the date such corresponding amount is recovered by the Managing Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Managing Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

          2.11  Swing Line.  (a)  The Swing Line Bank shall from time to time
                ----------
from the Completion Date through the Banking Day immediately prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (i) after giving effect to such Swing Line Loan, the
         --------
Swing Line Outstandings do not exceed $10,000,000, (ii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Managing Agent not later than 1:00 p.m., California time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Managing Agent shall provide telephonic verification to the Swing Line Bank that, after giving effect to such request, availability for Loans will exist under Section 2.1(a) (and such verification
                                                ------
shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Bank shall promptly notify the Managing Agent of the Swing Loan Outstandings each time there is a change therein and promptly notify the Managing Agent and the Banks if it suspends or terminates availability under the Swing Line.

          (a) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus (if applicable) an interest rate
                                       ----
equal to the excess of the Applicable Alternate Base Rate Margin over the Applicable Commitment Fee Rate or minus (if applicable) an interest rate equal
                                  -----
to the excess of the Applicable Commitment Fee Rate over the Applicable Alternate Base Rate Margin. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Bank and in any event on the Maturity Date. The Swing Line Bank shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank (subject to clause (d) below).

          (b) The Swing Line Loans shall be payable within five (5) Banking Days after demand made by the Swing Line Bank and in any event on the Maturity Date.

          (c)  Upon the making of a Swing Line Loan in accordance with Section

2.11(a), each Bank shall be deemed to have purchased from the Swing Line Bank a
-------
participation therein in an amount equal to that Bank's Pro Rata Share of the Commitment times the amount of the Swing Line Loan. Upon demand made by the
           -----
Swing Line Bank, each Bank shall, according to its Pro Rata Share of the Commitment, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional (except only demand made by the Swing Line Bank) and shall not be affected by the occurrence of a Default or Event of Default; provided that no
                                                             --------
Bank shall be obligated to purchase its Pro Rata Share of

(i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $10,000,000 or to the extent that the sum of the Indebtedness evidenced by
                                         ---
the Notes plus the Aggregate Effective Amount of all outstanding Letters of Credit plus the Swing Line Outstandings exceeds the Commitment and (ii)
          ----
any Swing Line Loan made (absent the consent of all of the Banks) during the continuation of an Event of Default. Each Bank that has provided to the Swing Line Bank the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Bank against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Bank paid the Swing Line Bank its purchase price) with respect to such claim.

          (d)  In the event that the Swing Line Outstandings are outstanding ten
(10) consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Bank to pay the Swing Line Outstandings in full), Borrower shall request a Loan pursuant to Section 2.1(a)
                                                                         ------
sufficient to pay the Swing Line Outstandings in full. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Bank (unless Borrower has made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings to $0), Borrower shall request a Loan pursuant to
Section 2.1(a) sufficient to repay all Swing Line Outstandings (and, for this
        ------
purpose, Section 2.1(d) shall not apply).   In each case, the Managing Agent
                 ------
shall automatically provide the responsive Advances made by each Bank to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Managing Agent may, but is
                          ---
not required to, without notice to or the consent of Borrower, cause Advances to be made by the Banks under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 9 shall not apply to Advances to be made by the Banks
             ---------
pursuant to the three preceding sentences but the Banks shall not be obligated to make such Advances to the extent that the conditions set forth in Section

2.11(a)(i), (ii) and (iii) were not satisfied as to any Swing Line Loan which is
----------  ----     -----
part of such Swing Line Outstandings. The proceeds of such Advances shall be paid directly to the Swing Line Bank for application to the Swing Line Outstandings.

          2.12  Collateral and Guaranty.  The Obligations shall be secured by
                -----------------------
the Collateral pursuant to the Collateral Documents, be from time to time guaranteed by the Subsidiaries of Borrower (if any) pursuant to the Subsidiary Guaranty and enjoy the benefits of the Completion Guaranty and Keep-Well Agreement.

          2.13  Senior Indebtedness.  The Obligations shall be "Senior
                -------------------
Indebtedness" with respect to all Subordinated Obligations and all payments with respect thereto shall be subject to Section 6.1.
                                            ---

                               PAYMENTS AND FEES
                               -----------------


          3.1  Principal and Interest.
               ----------------------

(a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

(b) Interest accrued on each Alternate Base Rate Loan on each Quarterly Payment Date, shall be due and payable on that day. Except as
                                                         ------
     otherwise provided in Section 3.9, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base
                                            ----
     Rate Margin. Each change in the interest rate under this Section 3.1(b)
                                                                      ------
     due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

(c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Banks have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise
                                                       ------
     provided in Section 3.9, the unpaid principal amount of any Eurodollar
                         ---
     Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate
                                        ----
     Margin.

(d) If not sooner paid, the principal Indebted ness evidenced by the Notes shall be payable as follows:

                                   (i)  the amount, if any, by which the sum of
                                                                         ---
          (A) the principal outstanding Indebtedness evidenced by the Notes, plus (B) the Aggregate Effective Amount of all outstanding Letters of
          ----
          Credit plus (C) the Swing Line Outstandings at any time exceeds the
                 ----
          then applicable Commitment, shall be payable immediately; and

                                   (ii)  the principal Indebtedness evidenced by
          the Notes shall in any event be payable on the Maturity Date.

(e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with
                                                                ------
     respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $5,000,000, (ii) the Managing Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the date of prepayment (which must be a Banking Day) in the case of an Alternate Base Rate Loan, and, in the case of a Euro dollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.8(e).
                                                                ------
     Promptly following receipt of a notice of prepayment under clause (ii) above, the Managing Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and amount thereof.

          3.2  Arrangement Fee.  On the Closing Date, Borrower shall pay to the
               ---------------
Arranger an arrangement fee in the amount heretofore agreed upon by letter agreement between Borrower and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

          3.3  Upfront Fees.  On the Closing Date, Borrower shall pay to the
               ------------
Managing Agent, for the accounts of the Managing Agent and the Co-Agent, upfront fees in the amounts heretofore agreed upon by letter agreement among Borrower, the Managing Agent and the Arranger. On the Closing Date, Borrower shall further pay to the Managing Agent, for the respective accounts of the Banks

(other than the Managing Agent and Co-Agent) pro rata according to their Pro
------ ----
Rata Share of the Commitment, an upfront fee in an amount equal to .75% (75 basis points) of the amount of the Pro Rata Share of the Commitment of each such Bank. Such upfront fees are for the credit facilities committed by each Bank under this Agreement and are fully earned when paid. The upfront fees paid to each Bank are solely for its own account and are nonrefundable.

          3.4  Commitment Fees.  From the Closing Date, Borrower shall pay to
               ---------------
the Managing Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum times the average daily amount by which the
                              -----
Commitment exceeds the sum of (a) the aggregate principal amount outstanding
                       ------
under the Notes (but not the Swing Line Outstandings) plus (b) the Aggregate
                 -------                              ----
Effective Amount under all outstanding Standby Letters of Credit. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date.

          3.5  Letter of Credit Fees.  With respect to each Letter of Credit,
               ---------------------
Borrower shall pay the following fees:

     (a) concurrently with the issuance of each Standby Letter of Credit, a letter of credit issuance fee to the Issuing Bank for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between Borrower and the Issuing Bank;

     (b) concurrently with the issuance of each Standby Letter of Credit, to the Managing Agent for the ratable account of the Banks in accordance with their Pro Rata Share of the Commitment, a standby letter of credit fee in an amount equal to the Applicable Standby Letter of Credit Fee as of the date of such issuance times the face
                                                               -----
          amount of such Standby Letter of Credit through the termination or expiration of such Standby Letter of Credit, which the Managing Agent shall promptly pay to the Banks; and

     (c) concurrently with each issuance, negotiation, drawing or amendment of each Commercial Letter of Credit, to the Issuing Bank for the sole account of the Issuing Bank, issuance, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Bank's published scheduled fees for such services.

Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

          3.6  Agency Fees.  Borrower shall pay to the Managing Agent an agency
               -----------
fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Managing Agent. The agency fee is for the services to be performed by the Managing Agent in acting as Managing Agent and is fully earned on the date paid. The agency fee paid to the Managing Agent is solely for its own account and is nonrefundable.

          3.7  Increased Commitment Costs.  If any Bank shall determine in good
               --------------------------
faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Eurodollar Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be main tained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Bank, Borrower shall pay to such Bank, from time to time as specified in good faith by such Bank, additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall
                                                    --------
not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Any request for compensation by a Bank under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Bank. If Borrower becomes obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 12.27; provided that Borrower shall have paid such
                        -----  --------
amount to that Bank and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of its intent to so remove the Bank. Each Bank's determination of such amounts shall be conclusive in the absence of manifest error.

          3.8  Eurodollar Costs and Related Matters.
               ------------------------------------

(a) In the event that any Governmental Agency imposes on any Bank any reserve or comparable requirement (including any emergency, supplemental or
                                        ---------
     other reserve) with respect to the Eurodollar Obligations of that Bank, Borrower shall pay that Bank within five (5) Banking Days after demand all amounts necessary to compensate such Bank (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Bank's determination of such amount shall be conclusive in the absence of manifest error.

(b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

     (1) shall subject any Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Bank attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding (i) taxes imposed on or measured
                                    ---------
          in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," and (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 12.21, to the extent
                                                        -----
          such forms are then available under applicable Laws;

     (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any
                                                              ---------
          reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office); or

     (3) shall impose on any Bank or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined in good faith by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Bank (with a copy to the Managing Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Bank claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

(c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Bank, make it unlawful or impossible for such Bank or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Bank shall so notify the Managing Agent, then such Bank's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Managing Agent forthwith shall give notice thereof to the other Banks and Borrower. Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Bank may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event
                                                   --------
     the conversion shall not be to payment of a prepayment fee under clause (e) of this Section. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Bank to notify the Managing Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Bank shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Bank whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Managing Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

(d)       If, with respect to any proposed Eurodollar Rate Loan:

     (1) the Managing Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks, deposits in Dollars (in the applicable amounts) are not being offered to any Bank in the Designated Eurodollar Market for the applicable Eurodollar Period; or

     (2) the Requisite Banks advise the Managing Agent that the Eurodollar Rate as determined by the Managing Agent (i) does not represent the effective pricing to such Banks for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Banks of making the applicable Eurodollar Rate Advances;

     then the Managing Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the Managing Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future Eurodollar Rate Advances shall be suspended unless (but only if clause (2) above is the basis for such
                  ------                     ---
     suspension) Borrower notifies
     the Managing Agent in writing that it elects to pay the Enhanced Applicable Eurodollar Rate Margin with respect to all Eurodollar Rate Loans made during such period. The Enhanced Applicable Eurodollar Rate Margin shall be the sum of (i) the Applicable Eurodollar Rate Margin plus (ii) such interest rate margin as the Requisite Banks specify is necessary to adjust the Eurodollar Rate to a rate which represents the effective pricing to such Banks for deposits of Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period and which adequately and fairly reflects the cost to such Banks of making the applicable Eurodollar Rate Advances.

(e)       Upon payment or prepayment of any Eurodollar Rate Advance (other than
                                                                     ----- ----
     as the result of a conversion required under clause (c) of this Section) on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Bank to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, or upon the failure of Borrower to prepay a Eurodollar Rate Loan on the date specified in a notice of prepayment delivered to the Managing Agent pursuant to Section 3.1(e),
                                                                       ------
     Borrower shall pay to the appropriate Bank within ten (10) Banking Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market), equal to the sum of:
     --- --

     (1)       the principal amount of the Eurodollar Rate Advance prepaid or not borrowed or prepaid, as the case may be, times [the number of
                                                          -----
          days from and including the date of prepayment or failure to borrow or prepay, as applicable, to but excluding the last day in the applicable Eurodollar Period], divided by 360, times the applicable Interest
                              ----------      -----
          Differential (provided that the product of the foregoing formula must
                        --------
          be a positive number); plus
                                 ----

     (2) all out-of-pocket expenses incurred by the Bank reasonably attributable to such payment, prepayment or failure to borrow.

     Each Bank's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

(f) Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to clause (a) or clause (b)
                                                                -             -
     of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. Any request for compensation by a Bank under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Bank.

(g) If any Bank claims compensation or is excused from making or continuing Eurodollar Rate Loans under this Section:

                                   (i)   Borrower may at any time, upon at least
          four (4) Eurodollar Banking Days' prior notice to the Managing Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee (subject to clause (c) of this Section) required by clause (e) of this
                              -                                       -
          Section, pay in full the affected Eurodollar Rate Advances of such Bank or request that such Eurodollar Rate Advances be converted to Alternate Base Rate Advances; and

                                   (ii)  In the case where Borrower becomes
          obligated to pay a material amount under this Section 3.8 to any Bank,
                                                                ---
          that Bank will be subject to removal in accordance with Section
          12.27; provided that Borrower shall have paid such amount
          -----  --------
          to that Bank and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of its intent to so remove the Bank.

          3.9  Late Payments.  If any installment of principal or interest or
               -------------
any fee or cost or other amount payable under any Loan Document to the Managing Agent or any Bank is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the
                                                              ------
Alternate Base Rate plus the Applicable Alternate Base Rate Margin plus 2%, to
                    ----                                           ----
the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded
                  ---------
monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

          3.10  Computation of Interest and Fees.  Computation of interest on
                --------------------------------
Alternate Base Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledge that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

          3.11  Non-Banking Days.  If any payment to be made by Borrower or any
                ----------------
other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

          3.12  Manner and Treatment of Payments.
                --------------------------------

(a)       Each payment hereunder (except payments pursuant to Sections
                                  ------
     2.10, 3.7, 3.8, 12.3, 12.11 and 12.22) or on the Notes or under any other
     ----  ---  ---  ----  -----     -----
     Loan Document shall be made to the Managing Agent, at the Managing Agent's Office, for the account of each of the Banks or the Managing Agent, as the case may be, in immediately available funds not later than 11:00 a.m. (other than payments with respect to Swing Line Loans, which must be
      -----
     received by 3:00 p.m.), California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Managing Agent for the account of each Bank shall be immediately paid by the Managing Agent to the applicable Bank in immediately available funds and, if such payment was received by the Managing Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Bank on that Banking Day, the Managing Agent shall reimburse that Bank for the cost to such Bank of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

(b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Bank comprising such Loan.

(c) Each Bank shall use its best efforts to keep a record (which may be in tangible or electronic or other intangible form) of Advances made by it and payments received by it with respect to each of its Notes and, subject to
     Section 11.6(g), such record shall, as against Borrower, be presumptive
             -------
     evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Bank to keep such a record shall not affect Borrower's obligation to pay the Obligations.

(d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole
                           ---------
     or in part by overall net income, gross income or gross receipts and franchise taxes imposed on any Bank by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and
     (iii) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
     Section 12.21, to the extent such forms are then available under applicable
             -----
     Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Bank under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such Taxes, that Bank shall promptly refund such excess to Borrower. If Borrower becomes obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 12.27; provided that Borrower shall have paid such
                             -----  --------
     amount to that Bank and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of its intent to so remove the Bank.

          3.13  Funding Sources.  Nothing in this Agreement shall be deemed to
                ---------------
obligate any Bank to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

          3.14  Failure to Charge Not Subsequent Waiver.  Any decision by the
                ---------------------------------------
Managing Agent or any Bank not to require payment of any interest (including
                                                                   ---------
interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Managing Agent's or such Bank's right to require full payment of any interest (including interest at
                                                           ---------
the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

          3.15  Managing Agent's Right to Assume Payments Will be Made by
                ---------------------------------------------------------
Borrower.  Unless the Managing Agent shall have been notified by Borrower prior
--------
to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Managing Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Managing Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrower has not in fact remitted such payment to the Managing Agent, each Bank shall forthwith on demand repay to the Managing Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Managing Agent to such Bank to the date such amount is repaid to the Managing Agent at the Federal Funds Rate.

          3.16  Fee Determination Detail.  The Managing Agent, and any Bank,
                ------------------------
shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Managing Agent and the Banks, or that Bank, under

Article 3 has been determined, concurrently with demand for such payment.
---------

          3.17  Survivability.  All of Borrower's obligations under Sections 3.7
                -------------                                                ---
and 3.8 shall survive for ninety (90) days following the date on which the
    ---
Commitment is terminated, all

Loans hereunder are fully paid and all Letters of Credit have expired.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


          Borrower represents and warrants to the Banks that:

          4.1  Existence and Qualification; Power; Compliance With Laws.
               --------------------------------------------------------
Borrower is a limited liability company duly formed, validly existing and in good standing under the Laws of Nevada. Each of the Guarantors and each of the Members is a corporation duly formed, validly existing and in good standing under the Laws of their respective States of formation. Borrower, each Member and each Guarantor is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and
                        ------
to be in good standing would not constitute a Material Adverse Effect. Borrower and each Guarantor has all requisite corporate or other organizational power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding interests in the equity capital of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Requirements of Laws applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as at present conducted, except
                                                                       ------
where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect. The Banks acknowledge that Borrower is not required to hold any licenses under applicable Gaming Laws until the Completion Date and will not apply for such licenses until shortly prior to the Completion Date.

          4.2  Authority; Compliance With Other Agreements and Instruments and
               ---------------------------------------------------------------
Government Regulations.  The execution, delivery and performance by Borrower,
----------------------
each Member and each Guarantor of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:

(a) Require any consent or approval not hereto fore obtained of any member, partner, director, stockholder, security holder or creditor of such Party;

(b) Violate or conflict with any provision of such Party's charter, articles of organization or incorporation, operating agreement or bylaws, as applicable;

(c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

(d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;
                           ------------

(e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and none of Borrower, any Member or any Guarantor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes
                                         ------
a Material Adverse Effect.

          4.3  No Governmental Approvals Required.  Except as set forth in
               ----------------------------------   ------
Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and its Subsidiaries or any Member or Guarantor of the Loan Documents to which it is a Party. All authorizations from, or filings with, any Governmental Agency described in Schedule 4.3 will be accomplished as of the
                                 ------------
Closing Date.

          4.4  Subsidiaries.
               ------------

(a)       Schedule 4.4 hereto correctly sets forth the names, form of legal
          ------------
     entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower. Except as described in Schedule 4.4 or Schedule 6.17, Borrower does not own
                            ------------    -------------
     any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in Schedule 4.4, all of the outstanding shares
                                   ------------
     of capital stock, or all of the units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of
                       ------
     Others.

(b) Each Subsidiary of Borrower is a business entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified
                              ------
     and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

(c) Each Subsidiary of Borrower is in compliance with all Requirements of Law applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such
     ------
     authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

          4.5  Financial Statements.  Borrower has furnished to the Banks (a)
               --------------------
the audited consolidated financial statements of each of the Guarantors for the Fiscal Year ended December 31, 1994, (b) the unaudited consolidated financial statements of each of the Guarantors for the Fiscal Quarter June 30, 1995 and
(c) the unaudited balance sheet of Borrower as of June 30, 1995. The financial statements described in clauses (a) and (b) fairly present in all material
                                 -       -
respects the financial condition, results of operations and changes in financial position of each of the Guarantors, and the balance sheet described in clause

(c), fairly presents the financial condition of Borrower, in each case as of
--
such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

          4.6  No Other Liabilities; No Material Adverse Changes.  Borrower does
               -------------------------------------------------
not have any material liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the balance sheet described in Section 4.5(c), other
                                                                  -----
than liabilities and contingent liabilities arising in the ordinary course of business since the date of such balance sheet. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since June 30, 1995. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

          4.7  Title to Property.  Borrower has valid title to the Property
               -----------------
reflected in the balance sheet described in Section 4.5(c), other than items of
                                                    ------
Property or exceptions to title which are in each case immaterial to Borrower, and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Permitted
                                                            ----------
Encumbrances, Permitted Rights of Others and Liens or Rights of Others described in Schedule 4.7 or permitted by Section 6.8.
   ------------                         ---

          4.8  Intangible Assets.  Borrower owns, or possesses the right to use
               -----------------
to the extent necessary in its businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of its businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all trademarks,
                                        ------------
trade names and trade styles owned by Borrower.

          4.9  Public Utility Holding Company Act.  Neither any of Borrower nor
               ----------------------------------
any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affil-iate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.10  Litigation.  Except for (a) any matter fully covered as to
                ----------   ------
subject matter and amount (subject to applicable deductibles and retentions) by insurance as to which the insurance carrier has been notified and has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $5,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.10, there are no actions,
                                          -------------
suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Govern mental Agency.

          4.11  Binding Obligations.  Each of the Loan Documents to which
                -------------------
Borrower, the Members or the Guarantors is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except
                                                                         ------
as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          4.12  No Default.  No event has occurred and is continuing that is a
                ----------
Default or Event of Default.

          4.13  ERISA.
                -----

(a)       With respect to each Pension Plan:

                                   (i)   such Pension Plan complies in all
          material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                                   (ii)  such Pension Plan has not incurred
          any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                                   (iii) no "reportable event" (as defined in
          Section 4043 of ERISA) has
          occurred that could reasonably be expected to have a Material Adverse Effect; and

                                   (iv)   neither Borrower nor any of its
          Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

(b) Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

          4.14  Regulations G, T, U and X; Investment Company Act.  No part of
                -------------------------------------------------
the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations G, T, U and X. Neither any of Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          4.15  Disclosure.  No statement made by a Senior Officer of Borrower
                ----------
or either Guarantor to the Managing Agent or any Bank in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

          4.16  Tax Liability.  Borrower and its Subsidiaries have filed all tax
                -------------
returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, except (a) such taxes, if any, as are being contested in good
                  ------
faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          4.17  Projections.  As of the Closing Date, to the best knowledge of
                -----------
Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section

4.17 shall be construed as a representation or covenant that the Projections in
----
fact will be achieved.

          4.18  Hazardous Materials.  Except as described in Schedule 4.18, (a)
                -------------------                          -------------
neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect,
(c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

          4.19  Security Interests.  Upon the execution and delivery of the
                ------------------
Security Agreement, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, purchase money liens permitted under Section 6.8(h) and matters disclosed in Schedule 4.7
                                    ------                          ------------
and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Article 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interest so created, other than filing of the UCC-1 financing statements
                     ----- ----
delivered to the Managing Agent pursuant to Section 9.1 with the appropriate
                                                    ---
Governmental Agency, have been taken and completed. Upon the execution and delivery of the Collateral Assignment, the Collateral Assignment will create a valid first priority security interest in the Collateral described therein securing the Obligations and all action necessary to perfect the security interest so created, other than filing of the UCC-1 financing statements
                     ----- ----
delivered to the Managing Agent pursuant to Section 9.1 with the appropriate
                                                    ---
Governmental Agency, have been taken and completed. Upon the execution and delivery of the Trademark Collateral Assignment, the Trademark Collateral Assignment will create a valid first priority collateral assignment of the Collateral described therein securing the Obligations and all action necessary to perfect the collateral assignment so created, other than the filing thereof
                                                 ----- ----
with the United States Patent and Trademark Office, will have been taken and completed. Upon the execution and delivery of the Pledge Agreement, the Pledge Agreement will create a valid first priority security interest in the Pledged

Collateral and upon delivery of the Pledged Collateral to the Managing Agent (or its designee) in the State of Nevada all action necessary to perfect the security interest so created has been taken and completed. Upon the execution and delivery of the Deed of Trust, such Deed of Trust will create a valid Lien in the Collateral described therein securing the Obligations, other than those
                                                              ----- ----
arising under Sections 4.18, 5.11 and 12.22, (subject only to Permitted
                       ----  ----     -----
Encumbrances, Permitted Rights of Others and matters described in Schedule 4.7),
                                                                  ------------
and all action necessary to perfect the Lien so created, other than recordation
                                                         ----- ----
or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.

                             AFFIRMATIVE COVENANTS
                             ---------------------
                          (OTHER THAN INFORMATION AND
                           --------------------------
                            REPORTING REQUIREMENTS)
                            ----------------------


          So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Subsidiaries to, unless the Managing Agent (with the written approval of the Requisite Banks) otherwise consents:

          5.1  Payment of Taxes and Other Potential Liens.  Pay and discharge
               ------------------------------------------
promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its
                                                  ------
Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          5.2  Preservation of Existence.  Preserve and maintain their
               -------------------------
respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business except (a) the
                                                           ------
failure to so preserve and maintain the existence of any Subsidiary of Borrower and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (b) that a merger permitted by Section 6.3 shall not
                                                          ---
constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified
                      ------
would not constitute a Material Adverse Effect.

          5.3  Maintenance of Properties.  Maintain, preserve and protect all of
               -------------------------
their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect
                       ------
a particular item of Property that is not of significant value, either intrinsically or to the operations of

Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

          5.4  Maintenance of Insurance.  Maintain liability, casualty and other
               ------------------------
insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and, in any event, such insurance as is required under the Deed of Trust.

          5.5  Compliance With Laws.  Comply, within the time period, if any,
               --------------------
given for such compliance by the relevant Governmental Agency with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Subsidiaries need not
                         ------
comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

          5.6  Inspection Rights.  Upon reasonable notice, at any time during
               -----------------
regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Managing Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, managers, key employees or accountants and, upon request, furnish promptly to the Managing Agent or any Bank true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

          5.7  Keeping of Records and Books of Account.  Keep adequate records
               ---------------------------------------
and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

          5.8  Compliance With Agreements.  Promptly and fully comply with all
               --------------------------
Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Bank or another
Person, except for any such Contractual Obligations (a) the performance of which
        ------
would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

          5.9   Use of Proceeds.  Use the proceeds of Loans for (a) prior to the
                ---------------
Completion Date, for the construction and furnishing of the Project and (b) subsequent to the Completion Date, for general corporate purposes.

          5.10  New Subsidiaries.  Cause any Person which hereafter becomes a
                ----------------
Subsidiary of Borrower to execute and deliver to the Managing Agent the Subsidiary Guaranty and an instrument of joinder of the Security Agreement and the Trademark Collateral Assignment, and (subject to compliance with applicable Gaming Laws) deliver the certificates evidencing all equity interests in such Subsidiary to the Managing Agent in pledge pursuant to a pledge agreement substantially in the form of the Pledge Agreement.

          5.11  Hazardous Materials Laws.  Keep and maintain all Real Property
                ------------------------
and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Managing Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

          5.12  Change of Name.  Notify the Managing Agent in writing of any
                --------------
change of its name within five (5) Banking Days of such change, and promptly (and in any event within ten (10) Banking Days of the request) execute such amendments to any of the Collateral Documents and take such other actions as may be requested by the Managing Agent to reflect such change of its name.

          5.13  Gaming Licenses.  File applications with all relevant Gaming
                ---------------
Boards for all licenses, permits and approvals under applicable Gaming Laws necessary to operate the Project at such date as Borrower deems appropriate in the exercise of prudent business judgment to permit the Completion Date to occur as scheduled, and diligently pursue such applications thereafter.

          5.14  Prepayment of Equipment Lease.  Promptly prepay the Equipment
                -----------------------------
Lease by an amount equal to the Equipment Lessors' Percentage of the portion (if any) of any Cash Equity Contribution under the Keep-Well Agreement attributable to the amount subtracted from the numerator of the Leverage Ratio pursuant to the calculation set forth in Section 2(a) of the Keep-Well Agreement.

                              NEGATIVE COVENANTS
                              ------------------


          So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Managing Agent (with the written approval of the Requisite Banks or, if required by Section 12.2, of all of the Banks) otherwise
                                           ----
consents:

          6.1  Payment of Subordinated Obligations.  Pay any (a) principal
               -----------------------------------
(including sinking fund payments) or any other amount (other than scheduled
----------                                             ----- ----
interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation except, so long as no Default or Event of Default
                            ------
then exists or would result therefrom, (i) payments with respect to Qualified Member Subordinated Debt incurred prior to the Closing Date and (ii) payments with respect to Qualified Member Subordinated Debt incurred after the Closing Date in amounts not exceeding the then Distribution Basket Availability, or (b) scheduled interest on any Subordinated Obligation if a Default or Event of Default then exists or would result therefrom.

          6.2  Disposition of Property.  Make any Disposition of its Property,
               -----------------------
whether now owned or hereafter acquired.

          6.3  Mergers.  Merge or consolidate with or into any Person, except
               -------                                                 ------
(a) mergers and consolidations of a Subsidiary of Borrower into Borrower and (b) mergers and consolidations with a Person to effect a mere change in the State or form of organization of Borrower, provided that the financial condition of
                                  --------
Borrower is not adversely affected thereby and Borrower executes such amendments to the Loan Documents as may be requested by the Managing Agent to reflect such change.

          6.4  Hostile Acquisitions.  Directly or indirectly use the proceeds of
               --------------------
any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

          6.5  Distributions.  Make any Distribution, whether from capital,
               -------------
income or otherwise, and whether in Cash or other Property, except (a)
                                                            ------
Distributions by a Subsidiary of Borrower
to Borrower, (b) Distributions payable solely in the residual equity ownership interests of Borrower, (c) Member Tax Distributions and (d) other Distributions not more frequently than once in any Fiscal Quarter in amounts not exceeding the then Distribution Basket Availability; provided, in the case of Distributions
                                       --------
described in clauses (c) and (d), that no Default or Event of Default then
                      -       -
exists or would result therefrom.

          6.6  ERISA.  (a) At any time, permit any Pension Plan to (i) engage in
               -----
any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws, (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

          6.7  Change in Nature of Business.  Make any material change in the
               ----------------------------
nature of the business of Borrower and its Subsidiaries, taken as a whole.

          6.8  Liens and Negative Pledges.  Create, incur, assume or suffer to
               --------------------------
exist any Lien or Negative Pledge of any nature upon or with respect to any of its Properties, or engage in any sale and leaseback transaction with respect to any of its Properties, whether now owned or hereafter acquired, except:
                                                                ------

(a)       Permitted Encumbrances;

(b)       Liens and Negative Pledges under the Loan Documents;

(c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments thereof, provided
        ------------                                                    --------
     that the obligations secured or benefited thereby are not increased;

(d) Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

(e)       Liens securing Indebtedness permitted by Sections 6.9(d) and 6.9(e) on
                                                            ------     ------
     and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness, provided that the
                                                             --------
     obligations secured or benefitted thereby are not increased; and

(f) any Lien or Negative Pledge created by an agreement or instrument entered into by Borrower or a Subsidiary of Borrower in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument.

          6.9  Indebtedness and Guaranty Obligations.  Create, incur or assume
                 -------------------------------------
any Indebtedness or Guaranty Obligation except:
                                        ------
(a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.9, and refinancings, renewals, extensions or
                  -------------
     amendments that do not increase the amount thereof;

(b)       Indebtedness and Guaranty Obligations under the Loan Documents;

(c) Indebtedness and Guaranty Obligations owed to Borrower by a Subsidiary of Borrower;

(d)       Indebtedness consisting of the Equipment Lease;

(e) Indebtedness consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the aggregate principal
                                         --------
     amount of such Indebtedness outstanding at any time does not exceed $15,000,000;

(f)       Indebtedness consisting of one or more Swap Agreements; provided, that
                                                                  --------
    the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements shall not exceed $150,000,000;

(g)       Qualified Member Subordinated Debt;

(h)       Qualified Third Party Subordinated Debt; and

(i) Guaranty Obligations in support of the obligations of a Subsidiary of Borrower.

          6.10  Transactions with Affiliates.  Enter into any transaction of any
                ----------------------------
kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock
                                    ----- ----
option and other compensation arrangements with directors, officers or managers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Borrower and expressly authorized by a resolution of the board of directors of Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Borrower and its Subsidiaries and (d) transactions on overall terms at least as favorable to

Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

          6.11  Leverage Ratio.  Permit the Leverage Ratio, as of the last day
                --------------
of any Fiscal Quarter ending after the Completion Date, to be greater than the ratio set forth below opposite such Fiscal Quarter or the period during which such Fiscal Quarter ends:

          Fiscal Quarter or Period             Ratio
          ------------------------             -----
          First and Second Fiscal Quarters
           after Completion Date               3.75 to 1.00

          Third and Fourth Fiscal Quarters
           after Completion Date               3.50 to 1.00

          Fifth and Sixth Fiscal Quarters
           after Completion Date               3.00 to 1.00

          Seventh and Eighth Fiscal Quarters
           after Completion Date               2.75 to 1.00

          Each Fiscal Quarter
           thereafter                          2.50 to 1.00;

provided that (a) the initial partial Fiscal Quarter shall be disregarded for
--------
this purpose and the First Fiscal Quarter after the Completion Date shall be the first full such Fiscal Quarter and (b) if the Completion Date occurs within the last thirty (30) days of a Fiscal Quarter, Borrower may elect by written notice to the Managing Agent to commence compliance with this Section as of the Second Fiscal Quarter after the Completion Date, rather than the First Fiscal Quarter.

          6.12  Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage
                ---------------------------
Ratio, as of the last day of any Fiscal Quarter ending after the Completion Date, to be less than 1.05 to 1.00; provided that the initial partial Fiscal
                                    --------
Quarter after the Completion Date shall be disregarded for this purpose.

          6.13  Capital Expenditures.  Make, or become legally obligated to
                --------------------
make, any Capital Expenditure (excluding any Permitted Incremental Expenditure)
                               ---------
after the Completion Date if, giving effect thereto, the aggregate Capital Expenditures made by Borrower and its Subsidiaries after the Completion Date would exceed $70,000,000.

          6.14  Investments.  Make or suffer to exist any Investment, other
                -----------                                           -----
than:
----

(a)       Investments in existence on the Closing Date and disclosed on Schedule
                                                                        --------
     6.14;
     ----

(b)       Investments consisting of Cash Equivalents;

(c) Investments consisting of advances to officers, managers, directors and employees of Borrower and the Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(d)       Investments in wholly-owned Subsidiaries;

(e) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

(f) Investments received in connection with the settlement of a bona fide dispute with another Person;

(g) Investments representing all or a portion of the sales price of Property sold or services provided to another Person in the ordinary course of business;

(h)       Investments consisting of Guaranty Obligations permitted by Section
     6.9; and
     ---


(i) Investments consisting of 100 shares or less of publicly traded equity securities of Persons engaged in any business in which Borrower is engaged, which Investments do not exceed $100,000 in the aggregate at any time.

          6.15  Subsidiary Indebtedness.  Permit (whether or not otherwise
                -----------------------
permitted under Section 6.9) any Subsidiary to create, incur, assume or suffer
                        ---
to exist any Indebtedness or Guaranty Obligation, except (a) the Subsidiary
                                                  ------
Guaranty, (b) Indebtedness owed to Borrower or another Subsidiary of Borrower,
(c) Capital Leases and purchase money obligations permitted by Section 6.9 in
                                                                       ---
respect of Property used by that Subsidiary and (d) other Indebtedness incurred in the ordinary course of business not in excess, with respect to any Subsidiary, of $500,000.

          6.16  Amendments to Operating Agreement.  Amend or modify any term or
                ---------------------------------
provision of the Operating Agreement in any respect that will or may adversely affect the interests of the Banks in any material respect.

                         CONSTRUCTION PERIOD COVENANTS
                         -----------------------------


          Borrower shall, unless the Managing Agent (with the written approval of the Requisite Banks) otherwise consents, during the Construction Period:

          7.1  Construction of Project.  Proceed diligently and without
               -----------------------
interruption (except as may be caused by events outside the control of Borrower)
              ------
to construct and furnish the Project in accordance in all material respects with the Construction Plans, the Construction Budget and the Construction Timetable, and in any event cause the Completion Date to occur not later than July 31, 1997.

          7.2  Amendments to Plans and Budgets.  Not make any change to the
               -------------------------------
Construction Plans or Construction Budget if, giving effect thereto and to all previous changes to the Construction Plans and Construction Budget since the Closing Date, the Construction Budget is increased by more than $25,000,000 (excluding any Permitted Incremental Expenditure) from that set forth therein on
----------
the Closing Date without the prior written approval of the Requisite Banks.

          7.3  Timetable.  Not make any change to the Construction Plans, the
               ---------
Construction Budget or the Construction Timetable which would cause the Completion Date to occur after July 31, 1997.

          7.4  Construction Requirements.  Construct the Project in a good and
               -------------------------
workmanlike manner in accordance with sound building practices and the Construction Plans, and comply in all material respects with all existing Laws and requirements of all Governmental Agencies having jurisdiction over the Project and with all future Laws and requirements that become applicable to the Project prior to the Completion Date.

          7.5  Construction Services Group.  Engage CSG, at the expense of
               ---------------------------
Borrower, to monitor the construction of the Project and provide CSG with such information and access to the Project and individuals employed by Borrower, the Architect and the Contractor as it may reasonably request for that purpose.

          7.6  Notice of Changes.  Promptly provide the Managing Agent and CSG
               -----------------
with copies of all changes to the Construction Plans, Construction Budget, Construction Timetable, Construction Contracts, Engineer Contracts and Architect Contracts, and with an advance draft copy of any proposed such change that involves more than $2,500,000.

          7.7  Construction Progress Reports.  Assist and cooperate with CSG in
               -----------------------------
all respects reasonably requested by CSG in order to permit CSG to provide such periodic construction progress reports to the Managing Agent as may be reasonably requested by the Managing Agent.

          7.8  Construction Information.  Promptly provide to the Managing Agent
               ------------------------
and CSG such information and documents respecting the Project as either may reasonably request from time to time, including detailed identification of each
                                      ---------
subcontractor or supplier to the Project and the nature and dollar amount of the related subcontract or supply contract.

          7.9  Construction, Permits, Licenses and Approvals.  Properly obtain,
               ---------------------------------------------
comply with and keep in effect all permits, licenses and approvals which are customarily required to be obtained from Governmental Agencies in order to construct and occupy the Project as of the then current stage of construction, and deliver copies of all such permits, licenses and approvals to the Managing Agent promptly following a request therefor.

          7.10  Purchase of Materials.  Not purchase or contract for any
                ---------------------
materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the Project Property under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider such materials personal property after their incorporation in the work of construction, unless the Managing Agent in each instance has authorized Borrower to do so in writing.

          7.11  Purchase of Offsite Materials.  Promptly notify the Managing
                -----------------------------
Agent if it purchases any construction materials for the Project that are not located on the Project Property, or will not be delivered to the Project Property within fifteen (15) days after purchase (describing such construction materials, the purchase price therefor and the location thereof) and, if requested by the Managing Agent, provide to the Managing Agent the written acknowledgement of the Person having custody of such construction materials of the existence of the Banks' Lien on such construction materials and the right of the Managing Agent to have access to and to remove such construction materials at reasonable times.

          7.12  Site Visits.  Permit the Managing Agent, or any Bank, at any
                -----------
reasonable time to enter and visit the Project Property for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction of the Project.

          7.13  Protection Against Lien Claims.  Promptly pay when due (subject
                ------------------------------
to applicable retentions) or otherwise discharge all claims and Liens for labor done and materials and services furnished in connection with the construction of the Project, except for claims contested in good faith by appropriate proceedings and without
------
prejudice to the Construction Timetable, provided that any such claims are
                                         --------
covered by such payment bonds or title insurance policy endorsements as may be requested by the Managing Agent.

          7.14  Completion Certificates.  Upon completion of the Project,
                -----------------------
provide the Managing Agent with a written certificate executed by the Architect, Engineer and Contractor certifying that the Project has been completed in all material respects in accordance with the Construction Plans and complies in all material respects with all applicable zoning, building and land use Laws and that the Project is ready to be opened for business.

          7.15  Completion Survey.  As soon as practicable after completion of
                -----------------
the Project, provide the Managing Agent with an ALTA survey of the Project Property that (a) demon demonstrates compliance of the Project in all material respects with all applicable Laws and requirements of Governmental Agencies, (b) sets forth all easements and licenses burdening the Project Property, (c) reflects no encroachments onto the Project Property and no encroachments by the Project onto adjoining real property and (d) certifies the legal description of the Project Property to be the same as that set forth in the title insurance policies referred to in Section 9.1(a)(17).
                                ----------

                     INFORMATION AND REPORTING REQUIREMENTS
                     --------------------------------------


          8.1  Financial and Business Information.  So long as any Advance
               ----------------------------------
remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall, unless the Managing Agent (with the written approval of the Requisite Banks) otherwise consents, at Borrower's sole expense, deliver to the Managing Agent for distribution by it to the Banks, a sufficient number of copies for all of the Banks of the following:

(a) As soon as practicable, and in any event by the tenth Banking Day in the next following month, a construction progress report as of the last day of the preceding calendar month during the Construction Period in a form reasonably acceptable to the Managing Agent, which report shall compare the status of construction and amounts expended to the Construction Timetable and the Construction Budget; provided that the construction progress
                                  --------
     reports delivered by CSG pursuant to Section 7.7 shall satisfy the form of
                                                  ---
     this requirement unless the Managing Agent notifies Borrower to the contrary;

(b) As soon as practicable, and in any event by the fifteenth Banking Day in the next following month, an operating revenue report for the preceding calendar month (commencing with the first full calendar month after the Completion Date) in a form reasonably acceptable to the Managing Agent, together with a written narrative statement discussing any significant trends reflected therein signed by a Senior Officer of Borrower;

(c) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any
                             ----- ----
     Fiscal Year), (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and
     (ii) if applicable and if requested by the Managing Agent, the consolidating balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than
                                                               ----- ----
     footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

(d) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a preliminary calculation of the Guarantor Funded Debt Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Guarantors for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Guarantor Funded Debt Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

(e) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, members' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year and (ii) if applicable and if requested by the Managing Agent, consolidating balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the six largest public accounting firms in the United States of America or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Banks, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.11 through
                                                                  ----
     6.13, have read such Sections (including the definitions of all defined
     ----
     terms used
     therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

(f) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated
            ---------
     balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

(g) Promptly after request by the Managing Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

(h) Concurrently with delivery thereof to the banks under the principal bank credit facility of each of the Guarantors, copies of each report or document furnished to such banks by such Guarantor (or, if there is at any time no such principal bank credit facility for a Guarantor, the reports and documents required to be delivered under the principal bank credit facility of that Guarantor in effect on the Closing Date); provided that
                                                                --------
     the delivery of any such report or document to the agent under such a principal credit facility shall satisfy the requirement of this Section 8.1(h) as to any Bank that is also a bank under that credit facility;
     ------

(i) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of either of the Guarantors, and copies of all annual, regular, periodic and special reports and registration statements which either of the Guarantors may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section;

(j) Promptly after request by the Managing Agent or any Bank, copies of the Nevada "Regulation 6.090 Report" and "6-A Report";

(k) Promptly after request by the Managing Agent or any Bank, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency;

(l) As soon as practicable, and in any event within ten (10) Banking Days after a Senior Officer of Borrower becomes aware of the occurrence of any
     (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

(m) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer of Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

(n) Promptly upon a Senior Officer of Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of its Subsidiaries,
     (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of its Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower or its Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of its Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto; and

(o) Such other data and information as from time to time may be reasonably requested by the Managing Agent, any Bank (through the Managing Agent) or the Requisite Banks.

          8.2  Compliance Certificates.  So long as any Advance remains unpaid,
               -----------------------
or any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall, at Borrower's sole expense, deliver to the Managing Agent for distribution by it to the Banks concurrently with the financial statements required pursuant to Sections 8.1(c) and 8.1(e), Compliance Certificates signed
                              ------     ------
by a Senior Officer of Borrower.

                                   CONDITIONS
                                   ----------


          9.1  Initial Advances, Etc.  The obligation of each Bank to make the
               ----------------------
initial Advance to be made by it, or the obligation of the Issuing Bank to issue the initial Letter of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

(a) The Managing Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Managing Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Managing Agent otherwise agrees or directs):

     (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Managing Agent for additional executed counterparts, sufficient in number for distribution to the Banks and Borrower;

     (2) Notes executed by Borrower in favor of each Bank, each in a principal amount equal to that Bank's Pro Rata Share of the Commitment;

     (3)       the Swing Line Documents;

     (4) the Subsidiary Guaranty executed by each Subsidiary of Borrower (if any are in existence on the Closing Date);

     (5) the Security Agreement executed by Borrower and each Subsidiary of Borrower (if any are in existence on the Closing Date);

     (6)       the Collateral Assignment executed by Borrower;

     (7) the Trademark Collateral Assignment executed by Borrower and each Subsidiary of Borrower (if any are in existence on the Closing
          Date);

     (8) such financing statements on Form UCC-1 executed by Borrower and each Subsidiary of Borrower (if any are in existence on the Closing
          Date) with respect to the Security Agreement, Collateral Assignment and

          Trademark Collateral Assignment as the Managing Agent may request;

     (9) the Pledge Agreement executed by the Members, together with the Pledged Collateral accompanied by appropriate stock powers endorsed in blank;

     (10) such financing statements on Form UCC-1 executed by the Members with respect to the Pledge Agreement as the Managing Agent may request;

     (11)      the Completion Guaranty executed by the Guarantors;

     (12)      the Keep-Well Agreement executed by the Guarantors;

     (13)      the Deed of Trust executed by Borrower;

     (14) with respect to Guarantors, Members, Borrower and each Subsidiary of Borrower (if any are in existence on the Closing Date), such documentation as the Managing Agent may require to establish the due organization, valid existence and good standing of Guarantors, Members, Borrower and each such Subsidiary, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including (if
                                                            ---------
          applicable) certified copies of articles of incorporation or organization and amendments thereto, bylaws or operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

     (15)      the Opinions of Counsel;

     (16) a written appraisal by a qualified independent appraiser acceptable to the Managing Agent and complying in all respects with FIRREA of the Project Property that reflects an aggregate fair market value thereof on an as-built stabilized basis of not less than $365,000,000;

     (17) assurances from the Title Company that it is prepared to issue its "LP-10" ALTA construction lenders title policy (or such other lenders title policy determined by the Managing Agent to be the equivalent thereof) insuring the Lien of the Deed of Trust in an amount not less than the fair market value of the Project Property as determined by the foregoing appraisal (provided, however, that the title insurance
                               --------
          amount shall not exceed the Commitment), subject only to such exceptions as are reasonably acceptable to the Managing Agent, with such title policy endorsements as the Managing Agent may reasonably require and with such assurances as the Managing Agent may reasonably require from title re-insurers acceptable to the Managing Agent, together with the written commitment of the Title Company to issue on
          -------------
          or before the Completion Date its replacement ALTA title policy in the same form with such title policy endorsements as the Managing Agent may reasonably require;

     (18) a "Phase I" environmental report with respect to the Project Property prepared by a qualified independent environmental expert acceptable to the Managing Agent, together with a Certificate of a Senior Officer of Borrower to the effect that no event or circumstance has occurred since the date thereof that would cause such report to be inaccurate in any respect that is materially adverse to the interests of the Banks;

     (19) a certificate of insurance issued by Borrower's insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Deed of Trust, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Managing Agent;

     (20) a Certificate of a Senior Officer of Borrower attaching the Construction Plans, the Construction Budget and the Construction Timetable, each of which shall be consistent in all material respects with the representations respecting them previously made to the Managing Agent and the Banks;

     (21) a letter from CSG stating that it has reviewed the Construction Plans, the Construction Budget and the Construction Timetable and believes them to be reasonable and feasible;

     (22) the Equipment Lease Letter signed by Borrower and acknowledged by the Equipment Lease Arranger;

     (23) a Certificate of a Senior Officer of Borrower attaching a copy of the Architect Contracts;

     (24) the Architect's Certificate and Consent executed by the Architect;

     (25) a Certificate of a Senior Officer attaching a copy of the Engineer Contracts;

     (26)      the Engineer's Certificate and Consent executed by the Engineer;

     (27) a certificate of a Senior Officer of Borrower attaching a copy of the Construction Contract;

     (28) the Contractor's Certificate and Consent executed by the Contractor;

     (29) a Pricing Certificate as of the last day of the most recently ended Fiscal Quarter;

     (30) a Certificate of a Senior Officer of Borrower attaching a copy of the Operating Agreement;

     (31) a Certificate of a Senior Officer of Borrower stating that Borrower has received permanent equity contributions from the Members consisting of (a) in the case of MGM Grand, Inc., the Project Property valued at not less than $41,200,000 and (b) in the case of PRMA Las Vegas, Inc., trade names valued at not less than $1,200,000 and Cash of $40,000,000;

     (32) a Certificate of a Senior Officer of each Guarantor certifying that performance of the Completion Guaranty and the Keep-Well Agreement will not violate any indenture, credit agreement or other material agreement of such Guarantor;

     (33) a Certificate of a Senior Officer of Borrower setting forth all permits which it holds from Governmental Agencies with respect to construction of the Project, together with a letter from CSG stating that such permits are those customarily obtained at the then current stage of construction and that, in its opinion, the remaining permits will be obtained in due course without adversely affecting the Construction Timetable;

     (34) a Certificate signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 9.1(g) and 9.1(h) have been
                                                    ------     ------
          satisfied; and

     (35) such other assurances, certificates, documents, consents or opinions as the Managing Agent reasonably may require.

(b)       The arrangement fee payable pursuant to Section 3.2 shall have been
                                                          ---
     paid.

(c)       The upfront fees payable pursuant to Section 3.3 shall have been
                                                       ---
     paid.

(d)       Any agency fees payable on the Closing Date pursuant to Section 3.6
                                                                          ---
     shall have been paid.

(e) The reasonable costs and expenses of the Managing Agent in connection with the preparation of the Loan Documents payable pursuant to Section 12.3, and invoiced to Borrower prior to the Closing Date, shall have been
     ----
     paid.

(f)       The Bridge Notes shall be concurrently paid in full.

(g)       The representations and warranties of Borrower contained in
     Article 4 shall be true and correct.
     ---------

(h) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance (or initial Letter of Credit, as applicable) no Default or Event of Default shall have occurred and be continuing.

(i) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, special counsel to the Managing Agent.

(j)       The Closing Date shall have occurred on or before September 30, 1995.

          9.2  Advances During Construction Period.  The obligation of each Bank
               -----------------------------------
to make any Advance during the Construction Period, and the obligation of the Issuing Bank to issue any Letter of Credit during the Construction Period, is subject to the condition precedent (unless the Requisite Banks, in their sole and absolute discretion, shall otherwise agree) that, giving effect to such Advance or such Letter of Credit, the Banks will not have funded pursuant to this Agreement more than seventy-five percent (75%) of the Total Incurred Project Cost as of such date, and the Managing Agent shall have received a written certification to that effect from CSG.

          9.3  Any Advance.  The obligation of each Bank to make any Advance,
               -----------
and the obligation of the Issuing Bank to issue a Letter of Credit, is subject to the following conditions precedent (unless the Requisite Banks, in their sole and absolute discretion, shall agree otherwise):

(a)       except (i) for representations and warranties which expressly speak as
          ------
     of a particular date or are no longer
     true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Banks, the representations and warranties contained in Article 4
                                                                      ---------
     (other than Sections 4.4(a), 4.6 (first sentence), 4.10, 4.17 and 4.18 (but
      ----------          ------  ---                   ----  ----     ----
     only if Borrower is diligently engaged in measures that will result in compliance with all Hazardous Materials Laws)) shall be true and correct on and as of the date of the Advance as though made on that date;

(b)       other than matters described in Schedule 4.10 or not required as
                                          -------------
     of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

(c) the Managing Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan
                     ---------
     referred to in the second sentence of Section 2.1(b), if applicable) or the
                                                   ------
     Issuing Bank shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2; and
                                     ---------

(d) the Managing Agent shall have received, in form and substance satisfactory to the Managing Agent, such other assurances, certificates, documents or consents related to the foregoing as the Managing Agent or Requisite Banks reasonably may require.

              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
              ----------------------------------------------------


          10.1  Events of Default.  The existence or occurrence of any one or
                -----------------
more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default so long as such event is continuous and has not been waived in accordance with Section 12.2:
----

(a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

(b)       Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five
                         ---  ---    ---
(5) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Banks under any Loan Document, or any portion thereof, within five (5) Banking Days after demand therefor; or

(c)       Borrower fails to comply with any of the covenants contained in
     Section 5.4, Article 6 (other than Sections 6.1 (but only with respect to
             ---  ---------  ----- ----          ---
     Qualified Member Subordinated Debt), 6.5, 6.6, 6.7, 6.10, 6.11, 6.12, 6.14
                                          ---  ---  ---  ----  ----  ----  ----
     and 6.16) or in Article 7 (other than Sections 7.6, 7.7, 7.8, 7.9, 7.10,
         ----        ---------  ----- ----          ---  ---  ---  ---  ----
     7.11, 7.14 and 7.15); or
     ----  ----     ----

(d)       Borrower fails to comply with Section 6.11 or 6.12 and the
                                                ----    ----
     Guarantors do not make the Cash Equity Contribution required by the Keep-Well Agreement within the time required by the Keep-Well Agreement; or

(e)       Borrower fails to comply with Section 8.1(m) in any respect that
                                                ------
     is materially adverse to the interests of the Banks; or

(f)       Borrower, any of its Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause
     (a), (b), (c), (d) or (e) above) contained in any Loan Document on its part
      -    -    -    -      -
     to be performed or observed within (i) ten (10) Banking Days after the giving of notice by the Managing Agent on behalf of the Requisite Banks of such Default or (ii) if the nature of the covenant or agreement is such that the violation can be cured, thirty (30) Banking Days after the giving of such notice so long as Borrower diligently pursues in good faith the cure or correction of such violation continuously during such period; or

(g) Any representation or warranty of Borrower or any of its Subsidiaries or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Subsidiary or Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Banks; or

(h) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $5,000,000 or more, or any guaranty of present or future Indebtedness of $5,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $5,000,000 or more, or of any guaranty of present or future Indebtedness of $5,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it other wise would become due or the right to require Borrower or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

(i) Both Guarantors (or, if during a period when there is a single Guarantor as a result of the acquisition by one Member of the equity ownership interest in Borrower of the other Member, that single Guarantor)
     (i) fail to pay the principal, or any principal installment, of any present or future Indebtedness of each Guarantor of $15,000,000 or more, on their part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fail to perform or observe any financial covenant providing for the maintenance of specified maximum leverage ratios, fixed charge coverage ratios or minimum net worth in connection with any present or future Indebtedness of each Guarantor of $15,000,000 or more, or of any guaranty of present or future Indebtedness of each Guarantor of $15,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Guarantors to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (provided, that for purposes of this clause (i), Indebtedness of MGM Grand Hotel Finance Corp. shall also be deemed to be Indebtedness of MGM Grand, Inc.); or

(j) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

(k)       Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act)
                        ----- ----
     of the Managing Agent or any of the Banks or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Banks, is materially adverse to the interests of the Banks; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

(l) A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

(m) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for ninety (90) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for ninety (90) calendar days; or

(n) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

(o) A final unstayed judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

(p)       The occurrence of an Event of Default (as such term or analogous term is or may hereafter be specifically defined in the Equipment Lease) under the Equipment Lease, or the occurrence of any other event that causes or permits the termination of the Equipment Lease prior to its scheduled expiration (other than the satisfaction by Borrower of its obligations
                 ----- ----
     thereunder); or

(q) Any Pension Plan maintained by Borrower or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

(r) The occurrence of a License Revocation that continues for seven (7) consecutive calendar days.

          10.2  Remedies Upon Event of Default.  Without limiting any other
                ------------------------------
rights or remedies of the Managing Agent or the Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

          (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 10.1(m):
        ----- ----                                          -------

     (1)       the Commitment to make Advances, the obligation of the
          Issuing Bank to issue Letters of Credit and all other obligations of the Managing Agent or the Banks and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks or the Requisite Banks (as the
                    ------
          case may be, in accordance with Section 12.2) may waive an Event of
                                                  ----
          Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitment and such other obligations and rights and make further Advances, and cause the Issuing Bank to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

     (2)       the Issuing Bank may, with the approval of the Managing
          Agent on behalf of the Requisite Banks, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

     (3) the Requisite Banks may request the Managing Agent to, and the Managing Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

(b) Upon the occurrence, and during the continuance, of any Event of Default described in Section 10.1(m):
                                  -------

     (1)       the Commitment to make Advances, the obligation of the
          Issuing Bank to issue Letters of Credit and all other obligations of the Managing Agent or the Banks and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks may waive the Event of Default or,
          ------
          without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and such other obligations and rights and make further Advances and to cause the Issuing Bank to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Banks;

     (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

     (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

(c) Upon the occurrence, and during the continuance, of any Event of Default, the Banks and the Managing Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon
         ------
     Borrower, which are expressly waived by Borrower (except as to notices
                                                       ------
     expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

(d)       In addition to any other rights and remedies, if an Event of
     Default occurs prior to the Completion Date, the Managing Agent and the Banks shall have the right to take possession of the Project, whether in person or through a designee or receiver, and take such steps as the Managing Agent and the Banks reasonably deem necessary or appropriate to complete construction of the Project, including making any changes to the
                                           ---------
     Construction Plans, Construction Budget or Construction Timetable and/or terminating or amending any of the Architects Contracts, Engineer Contracts, Construction Contracts or any other contract or arrangement related to the Project; provided, however, that the Managing Agent shall be
                             --------
     responsible for any breach of contract resulting from any such change, termination or amendment. Any such action shall not be construed as an assumption of responsibility by the Managing Agent or the Banks to complete the Project, and such steps may be discontinued at any time. Any such action shall not be construed to make the Managing Agent or the Banks a partner or joint venturer with Borrower. All amounts expended by the Managing Agent and the Banks for the completion of the Project shall be deemed additional Advances and shall be secured by the Collateral Documents.

(e) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by the Managing Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Managing Agent or by any Bank) of the Managing Agent and of the Banks, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower' Obligations here under and under the Notes, payments shall be applied first, to the costs and expenses of the Managing
                               -----
     Agent and the Banks, as set forth above, second, to the payment of accrued
                                              ------
     and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees)
     -----
     then owing to the Managing Agent or the Banks under the Loan Documents. Amounts due to a Bank under a Secured Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at Law or in equity.

                               THE MANAGING AGENT
                               ------------------


          11.1  Appointment and Authorization.  Subject to Section 11.8, each
                -----------------------------                      ----
Bank hereby irrevocably appoints and authorizes the Managing Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Managing Agent by the terms thereof or are reasonably incidental, as determined by the Managing Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Managing Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the
             ------
contrary, the Managing Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

          11.2  Managing Agent and Affiliates.  Bank of America National Trust
                -----------------------------
and Savings Association (and each successor Managing Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Managing Agent, and the term "Bank" or "Banks" includes Bank of America National Trust and Savings Association in its individual capacity. Bank of America National Trust and Savings Association (and each successor Managing Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Managing Agent and without any duty to account therefor to the Banks. Bank of America National Trust and Savings Association (and each successor Managing Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Managing Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder. The Managing Agent shall not be deemed to hold a fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Managing Agent.

          11.3  Proportionate Interest in any Collateral.  The Managing Agent,
                ----------------------------------------
on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Managing Agent. Subject to the Managing Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and
                                        ---------
disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Managing Agent or a Bank) and subject to the application of payments in accordance with Section

10.2(d), each Bank shall have an interest in the Banks' interest in the
-------
Collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks, except that Obligations owed to any Bank under a
                            ------
Secured Swap Agreement shall be secured on a pari passu basis with all other
                                             ---- -----
Obligations up to an amount equal to the Managing Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Secured Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

          11.4  Banks' Credit Decisions.  Each Bank agrees that it has,
                -----------------------
independently and without reliance upon the Managing Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Managing Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Managing Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Managing Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

          11.5  Action by Managing Agent.
                ------------------------

(a) Absent actual knowledge of the Managing Agent of the existence of a Default, the Managing Agent may assume that no Default has occurred and is continuing, unless the Managing Agent (or the Bank that is then the Managing Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

(b) The Managing Agent has only those obligations under the Loan Documents as are expressly set forth therein.

(c)       Except for any obligation expressly set forth in the Loan Documents
          ------
     and as long as the Managing Agent may assume that no Event of Default has occurred and is continuing, the Managing Agent may, but shall not be required to, exercise its discretion to act or not act, except that
                                                             ------
     the Managing Agent shall be required to act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 12.2) and those instructions shall be binding upon the
                         ----
     Managing Agent and all the Banks, provided that the Managing Agent
                                       --------
     shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Managing Agent, in substantial risk of liability to the Managing Agent.

(d)       If the Managing Agent has received a notice specified in clause
     (a), the Managing Agent shall immediately give notice thereof to the Banks
      -
     and shall act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 12.2), provided that
                                                         ----   --------
     the Managing Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Managing Agent, in substantial risk of liability to the Managing Agent, and except that if the Requisite
                                                  ------
     Banks (or all the Banks, if required under Section 12.2) fail, for five (5)
                                                        ----
     Banking Days after the receipt of notice from the Managing Agent, to instruct the Managing Agent, then the Managing Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

(e) The Managing Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 12.2), notwithstanding any other provision hereof.
                            ----

          11.6  Liability of Managing Agent.  Neither the Managing Agent nor any
                ---------------------------
of its directors, officers, agents or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation
------
on the foregoing, the Managing Agent and its directors, officers, agents and employees:

(a) May treat the payee of any Note as the holder thereof until the Managing Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Managing Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Managing Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Managing Agent, signed by that Bank;

(b)       May consult with legal counsel (including in-house legal
                                          ---------
     counsel), accountants (including in-house accountants) and other
                            ---------
     professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or their Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

(c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

(d)       Except to the extent expressly set forth in the Loan Documents,
          ------
     shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrower or their Subsidiaries;

(e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral;

(f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

(g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, principal, interest, commitment fees,
                        ---------
     Advances and other amounts; provided that, promptly upon discovery of such
                                 --------
     an error in computation, the Managing Agent, the Banks and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

          11.7  Indemnification.  Each Bank shall, ratably in accordance with
                ---------------
its Pro Rata Share of the Commitment (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Managing Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and
                      ---------
disbursements and allocated costs of attorneys employed by the Managing Agent) that may be imposed on, incurred by or asserted against it or them in such capacity in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Managing Agent thereunder, except such as result from its own gross negligence or willful
                  ------
misconduct. Without limitation on the foregoing, each Bank shall reimburse the Managing Agent upon demand for that Bank's Pro Rata Share of any out-of-pocket cost or expense incurred by the Managing Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization),
                               ---------
enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section 12.3 to pay that cost or
                                                   ----
expense but fails to do so upon demand. Nothing in this Section 11.7 shall
                                                                ----
entitle the Managing Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower or any other Party. To the extent that the Managing Agent is later reimbursed such cost or expense by Borrower or any other Party, it shall return the amounts paid to it by the Banks in respect of such cost or expense.

          11.8  Successor Managing Agent.  The Managing Agent may, and at the
                ------------------------
request of the Requisite Banks shall, resign as Managing Agent upon thirty (30) days' notice to the Banks and Borrower. If the Managing Agent shall resign as Managing Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Managing Agent for the Banks, which successor Managing Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Managing Agent is appointed prior to the effective date of the resignation of the Managing Agent, the Managing Agent may appoint, after consulting with the Banks and the Borrower, a successor Managing Agent from among the Banks. Upon the acceptance of its appointment as successor Managing Agent hereunder, such successor Managing Agent shall succeed to all the rights, powers and duties of the retiring Managing Agent and the term "Managing Agent" shall mean such successor Managing Agent and the retiring Managing Agent's appointment, powers and duties as Managing Agent shall be terminated. After any retiring Managing Agent's resignation hereunder as Managing Agent, the provisions of this Article 11, and Sections 12.3, 12.11
                                          ----------               ----  -----
and 12.22, shall inure to its benefit as to any actions taken or omitted to be
    -----
taken by it while it was Managing Agent under this Agreement. If (a) the Managing Agent has not been paid its agency fees under Section 3.6 or has not
                                                               ---
been reimbursed for any expense reimbursable to it under Section 12.3, in either
                                                                 ----
case for a period of at least one (1) year and (b) no successor Managing Agent has accepted appointment as Managing.

Agent by the date which is thirty (30) days following a retiring Managing Agent's notice of resignation, the retiring Managing Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Managing Agent hereunder until such time, if any, as the Requisite Banks appoint a successor Managing Agent as provided for above.

          11.9  Foreclosure on Collateral.  In the event of foreclosure or
                -------------------------
enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Managing Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Banks in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Managing Agent in comparable syndicated credit facilities.

          11.10  No Obligations of Borrower.  Nothing contained in this Article
                 --------------------------
11 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Managing Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability the Managing Agent or any of the Banks in respect of any failure by the Managing Agent or any Bank to perform any of its obligations to the Managing Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Managing Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Managing Agent in the manner provided by this Agreement.

                                 MISCELLANEOUS
                                 -------------


          12.1  Cumulative Remedies; No Waiver.  The rights, powers, privileges
                ------------------------------
and remedies of the Managing Agent and the Banks provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Managing Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy.
The terms and conditions of Article 9 hereof are inserted for the sole benefit
                            ---------
of the Managing Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Managing Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

          12.2  Amendments; Consents.  No amendment, modification, supplement,
                --------------------
extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Managing Agent with the approval of Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrower or any of its Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 11, signed by the Managing
                                         ----------
Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

(a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Bank or the amount of any commitment fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

(b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment;

(c) To permit the term of any Letter of Credit to exceed one (1) year or extend beyond the Maturity Date;

(d)       To release the Subsidiary Guaranty, the Completion Guaranty or the Keep-Well Agreement or any material portion of the Collateral, except
                                                                        ------
     in each case as otherwise may be expressly provided for in any Loan
     Document;

(e)       To amend the provisions of the definition of "Reduction Amount",
                                                        ----------------
     "Reduction Date", Requisite Banks" or "Maturity Date";
      --------------   ---------------      -------------

(f)       To amend or waive Article 9, Section 6.4 or this Section 12.2; or
                            ---------          ---                 ----

(g) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 12.2 shall apply equally to, and shall be binding upon, all the
                ----
Banks and the Managing Agent.

          12.3  Costs, Expenses and Taxes.  Borrower shall pay within five (5)
                -------------------------
Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Managing Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Managing Agent and the Banks in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or
                ---------
attempted enforcement of the Loan Documents, and any matter related thereto.
The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Managing
 ---------
Agent or any Bank), independent public accountants and other outside experts retained by the Managing Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Managing Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Managing Agent reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or
       ---------
measured in whole or in part by overall net income, gross income or gross receipts and franchise taxes imposed on any Bank by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iii) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 12.21, to the
                                                                -----
extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 12.11 the Managing Agent and
                                                 -----
the Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Managing Agent or any Bank under this Section shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

          12.4  Nature of Banks' Obligations.  The obligations of the Banks
                ----------------------------
hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Managing Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of any of Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Banks of their obligations to make initial Advances. A default by any Bank will not increase the Pro Rata Share of the Commitment attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the non-defaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Managing Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default.

          12.5  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans here under and the execution and delivery of the Notes, and have been or will be relied upon by the Managing Agent and each Bank, notwithstanding any investigation made by the Managing Agent or any Bank or on their behalf.

          12.6  Notices.  Except as otherwise expressly provided in the Loan
                -------   ------
Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any
          ------
notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

          12.7  Execution of Loan Documents.  Unless the Managing Agent
                ---------------------------
otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

          12.8  Binding Effect; Assignment.
                --------------------------

(a) This Agreement and the other Loan Documents to which Borrower are a Party will be binding upon and inure to the benefit of Borrower, the Managing Agent, each of the Banks, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or
              ------
     thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

(b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitment; provided that (i) such Eligible Assignee, if not then a
                     --------
     Bank or an Affiliate of the assigning Bank, shall be approved by each of the Managing Agent and (if no Event of Default then exists) Borrower (neither of which approvals shall be unreasonably withheld or delayed),
     (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Managing Agent as hereinbelow provided, (iii) except in the case of an assignment to an
                                 ------
     Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assign ment shall not assign a Pro Rata Share of the Commitment that is equivalent to less than $10,000,000, and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Managing Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Note) to such assignee Bank, a Note evidencing that assignee Bank's Pro Rata Share of the Commitment, and to the assigning Bank, a

     Note evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

(c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document;
     (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 and such other documents and
                                              ---
     information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Managing Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Managing Agent to take such action and to exercise such powers under this Agreement as are delegated to the Managing Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

(d)       The Managing Agent shall maintain at the Managing Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it and a register (the "Register") of the names and address of each of the Banks and the Pro Rata Share of the Commitment held by each Bank, giving effect to each Commitment Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Bank upon reasonable prior notice to the Managing Agent. After receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Bank or Eligible Assignee, the Managing Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised
     Schedule 1.1 giving effect there to.  Borrower, the Managing Agent and the
     ------------
     Banks shall deem and treat the Persons listed as Banks in the Register as the holders and owners of the Pro Rata Share of the Commitment listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Commitment shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Managing Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Commitment shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Commitment.

(e)       Each Bank may from time to time grant participations to one or more banks or other financial institutions (including another Bank) in a
                                                 ---------
     portion of its Pro Rata Share of the Commitment; provided, however, that
                                                      --------  -------
     (i) such Bank's obligations under this Agreement shall remain unchanged,
     (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of
     ------
     Sections 3.7, 3.8, 12.11 and 12.22 but only to the extent that the cost of
              ---  ---  -----     -----
     such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation, (iv) Borrower, the Managing Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Bank's Pro Rata Share of the Commitment as it then exists and shall not restrict an increase in the Commitment, or in the granting Bank's Pro Rata Share of the Commitment, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Initial Reduction Date, the Maturity
     ----------
     Date or any other date upon which any payment of money is due to the Banks,
     (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes, or (D) release any material portion of the Collateral (except as may be otherwise expressly provided for in any Loan Document).

(f) Notwithstanding anything in this Section to the contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

          12.9  Right of Setoff.  If an Event of Default has occurred and is
                ---------------
continuing, the Managing Agent or any Bank (but in each case only with the consent of the Requisite Banks) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

          12.10  Sharing of Setoffs.  Each Bank severally agrees that if it,
                 ------------------
through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in pay ment of the Obligations held by that Bank, then, subject to applicable Laws:
(a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate
             --------
payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consent to the foregoing arrangements and agree that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

          12.11  Indemnity by Borrower.  Borrower agrees to indemnify, save and
                 ---------------------
hold harmless the Managing Agent and each Bank and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and
                                                   -----------
against:  (a) any and all claims, demands, actions or causes of action (except a
                                                                        ------
claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in Section 3.12(d)) if the claim, demand, action or cause
                                 -------
of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, their Affiliates or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement;
(b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or
                     -
expenses (including reasonable attorneys' fees and the reasonably allocated
          ---------
costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any
        --------
loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower' obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower' prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the

Indemnitees and reasonably acceptable to Borrower; provided, that if such legal
                                                   --------
counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Managing Agent (as an
                         ------- --------
Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Managing Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Banks.

          12.12  Nonliability of the Banks.  Borrower acknowledges and agrees
                 -------------------------
that:

(a) Any inspections of any Property of Borrower made by or through the Managing Agent or the Banks are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

(b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Managing Agent or the Banks pursuant to the Loan Documents neither the Managing Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Managing Agent or the Banks;

(c) The relationship between Borrower and the Managing Agent and the Banks is, and shall at all times remain, solely that of borrower and lenders; neither the Managing Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Managing Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other "special" relationship with Borrower or its

     Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Managing Agent nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Managing Agent or the Banks in connection with such matters is solely for the protection of the Managing Agent and the Banks and neither Borrower nor any other Person is entitled to rely thereon; and

(d)       The Managing Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and hold the Managing Agent and the Banks harmless on the terms set forth in Section 12.11 from any such loss,
                                                -----
     damage, liability or claim.

          12.13  No Third Parties Benefited.  This Agreement is made for the
                 --------------------------
purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Managing Agent and the Banks in connection with the Loans, and is made for the sole benefit of Borrower, the Managing Agent and the Banks, and the Managing Agent's and the Banks' successors and assigns. Except as provided in
                                                         ------
Sections 12.8 and 12.11, no other Person shall have any rights of any nature
         ----     -----
hereunder or by reason hereof.

          12.14  Confidentiality.  Each Bank agrees to hold any confidential
                 ---------------
information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Banks; (b) to legal counsel
            ------
and accountants for Borrower or any Bank; (c) to other professional advisors to Borrower or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement sub stantially similar to this Section;
(d) to regulatory officials having jurisdiction over that Bank; (e) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Bank agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that

Bank's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such informa tion subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than
                                                                   ----------
(i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Managing Agent or the Banks to Borrower.

          12.15  Further Assurances.  Borrower and its Subsidiaries shall, at
                 ------------------
their expense and without expense to the Banks or the Managing Agent, do, execute and deliver such further acts and documents as the Requisite Banks or the Managing Agent from time to time reasonably require for the assuring and confirming unto the Banks or the Managing Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

          12.16  Integration.  This Agreement, together with the other Loan
                 -----------
Documents and the letter agreements referred to in Sections 3.2, 3.3 and 3.5,
                                                            ---  ---     ---
comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental
                                    --------
rights or remedies in favor of the Managing Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          12.17  Governing Law.  Except to the extent otherwise provided
                 -------------   ------
therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

          12.18  Severability of Provisions.  Any provision in any Loan Document
                 --------------------------
that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          12.19  Headings.  Article and Section headings in this Agreement and
                 --------
the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

          12.20  Time of the Essence.  Time is of the essence of the Loan
                 -------------------
Documents.

          12.21  Foreign Banks and Participants.  Each Bank that is incorporated
                 ------------------------------
or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Managing Agent), within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 12.8, if applicable) two duly completed
                                    ----
copies, signed by a Responsible Official, of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be made to such Bank by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Bank by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the
 ---------
Managing Agent that no withholding under the federal income tax laws is required with respect to such Bank. Thereafter and from time to time, each such Bank shall upon request by Borrower (a) promptly submit to Borrower (with a copy to the Managing Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Managing Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Bank by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Bank. In the event that Borrower or the Managing Agent become aware that a participation has been granted pursuant to Section 12.8(e) to a financial
                                                          -------
institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Managing Agent to the Bank which granted such participation, such Bank shall cause such participant financial institution to deliver the same documents and information to Borrower and the Managing Agent as would be required under this
Section if such financial institution were a Bank.

          12.22  Hazardous Material Indemnity.  Borrower hereby agrees to
                 ----------------------------
indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Managing Agent) the Managing Agent and each of the Banks (and any successor to a
Bank) and their respective directors, officers, employees and agents from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable attorneys' fees
                                           ---------
and the reasonably allocated costs of attorneys employed by the Managing Agent or any Bank, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property (other than a Bank or a representative of a Bank), in
                      ----- ----
connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Managing Agent or the Banks. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections 4.18 and 5.11) shall be unlimited corporate obligations of
               ----     ----
Borrower and shall not be secured by any deed of trust on any Real Property.
                   ---
Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Banks.

          12.23  Gaming Boards.  The Managing Agent and each of the Banks agree
                 -------------
to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the
                                                                  ---------
provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

          12.24  Release of Certain Liens.  The Managing Agent shall release the
                 ------------------------
Liens created by the Collateral Documents in the Leased Equipment concurrently with the execution and delivery of the Equipment Lease.

          12.25  Other Lien Releases.  The Managing Agent shall release any Lien
                 -------------------
granted to or held by the Managing Agent on any Collateral (i) sold, transferred or otherwise disposed of in connection with any transaction not prohibited by the Loan Documents, (ii) constituting Property leased to Borrower or its Subsidiaries under a lease which has expired or been terminated in a transaction not prohibited by the Loan Documents or which will concurrently expire and which has not been, and is not intended by Borrower or the relevant Subsidiary to be, renewed or extended, (iii) consisting of an instrument, if the Indebtedness evidenced by such instrument has been finally repaid in full and (iv) if approved or consented to by those of the Banks required by Section 12.2. If the
                                                                   ----
Collateral so released consists of capital stock of a Subsidiary, then the Managing Agent shall concurrently also release such Subsidiary from its obligations under the Subsidiary Guaranty. Upon the request of the Managing Agent, each Bank shall promptly provide written confirmation of the authority of the Managing Agent to release such Liens upon any one or more items of Collateral under this Section.

          12.26  Termination; Release of Liens.  Upon (a) the expiration or
                 -----------------------------
termination of the Commitment, (b) the full and final payment in Cash of the Loans, all interest and fees with respect thereto, (c) the reimbursement of all draws under Letters of Credit and the payment of all fees with respect thereto,
(d) the expiration of all Letters of Credit or the deposit of Cash collateral with the Issuing Bank in the effective face amount thereof, (e) the payment of all amounts then demanded by any Bank or indemnitee under Sections 3.8, 3.9,
                                                                   ---  ---
12.1 and 12.22 and (f) the payment of all other amounts then due under the Loan
----     -----
Documents, the Managing Agent is hereby authorized by the Banks to, and the Managing Agent shall, upon the request of Borrower, execute and deliver to Borrower discharges from further compliance with the covenants contained in Articles 5, 6, 7 and 8 and releases of the Liens created by the Collateral
         -  -  -     -
Documents, and shall return any Property pledged to the Managing Agent as Collateral for the Obligations, notwithstanding the survival of any provisions of this Agreement herein provided for.

          12.27  Removal of a Bank.  Borrowers shall have the right to remove a
                 -----------------
Bank as a party to this Agreement in accordance with this Section (a) under the circumstances set forth in Sections 3.7, 3.8(g) and 3.12(d) and (b) if such Bank
                                    ---  ------     -------
is the subject of a Bank Disqualification. If Borrower is so entitled to remove a Bank pursuant to this Section either:
                                ------

          (x) Upon notice from Borrower, the Bank being removed shall execute and deliver a Commitment Assignment and Acceptance covering that Bank's Pro Rata Share of the Commitment in favor of one or more Eligible Assignees designated by Borrower (and acceptable to the Managing Agent, which acceptance shall not be unreasonably delayed or withheld), subject to (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Bank under this Agreement through the date of assignment and (ii) the written release of the Issuing Bank and the Swing Line Bank of such Bank's obligations under Sections 2.4(c) and
                                                                    ------
          2.11(d) or delivery by such Eligible Assignee of such appropriate
          -------
          assurances and indemnities (which may include letters of credit) as such Bank may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Swing Line Outstandings; or

            (y)  Borrower may reduce the Commitment pursuant to Section 2.5
                                                                        ---
          (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Bank's Pro Rata Share of the Commitment, pay and provide to such Bank the amounts, assurances and indemnities described in subclauses (i) and (ii) of clause (x) above and release such Bank from its Pro Rata Share of the Commitment. In the event that the Commitment is reduced pursuant to this clause
          (y), subsequent Reduction Amounts shall be reduced by a proportional amount.

          12.28  Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT
                 --------------------------------
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT

TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          12.29  Purported Oral Amendments.  BORROWER EXPRESSLY ACKNOWLEDGES
                 -------------------------
THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 12.2. BORROWER AGREES THAT IT
                                                 ----
WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE MANAGING AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 12.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER
                             ----
OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         NEW YORK-NEW YORK HOTEL, LLC


                         By: /s/ William J. Sherlock
                            ------------------------------
                              William J. Sherlock
                                  President and
                              Chief Executive Officer


                         Address:

                         New York-New York Hotel, LLC
                         3155 West Harmon Avenue
                         Las Vegas, Nevada  89103

                         Attn:  William J. Sherlock
                                President and
                                Chief Executive Officer

                         Telecopier:  (702) 895-9282
                         Telephone:   (702) 895-9292


                         With a copy to:

                         MGM Grand, Inc.
                         3799 Las Vegas Boulevard South
                         Las Vegas, Nevada  89109

                         Attn:  Alex Yemenidjian
                                President

                         Primadonna Resorts, Inc.
                         P. O. Box 95997
                         Las Vegas, Nevada  89193-5997
                                      and
                         Interstate 15
                         California-Nevada Border
                         Jean, Nevada 89109


                         Attn:  Craig Sullivan
                                Chief Financial Officer


                         Gary N. Jacobs, Esq.
                         Christensen, White, Miller,
                           Fink & Jacobs
                         2121 Avenue of the Stars, 18th Floor
                         Los Angeles, California  90067



                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION, as Managing Agent


                         By: /s/ L. Chenevert, Jr.
                             ---------------------------
                             L. Chenevert, Jr.
                             Vice President


                         Address:

                         Bank of America National Trust and
                         Savings Association
                         Agency Management Services #5596
                         1455 Market Street, 12th Floor
                         San Francisco, California 94103

                         Attn:  Peggy A. Fujimoto
                                Vice President

                         Telecopier:  (415) 622-4894
                         Telephone:   (415) 622-4835

                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION, as a Bank


                         By: /s/ Jon Varnell
                            -------------------------------------
                             Jon Varnell, Managing Director

                         Address:

                         Bank of America National Trust and
                         Savings Association
                         555 South Flower Street, #3283
                         Los Angeles, California  90071

                         Attn:  Jon Varnell, Managing Director

                         Telecopier:  (213) 228-2641
                         Telephone:   (213) 228-6181

                         With a copy to:

                         Bank of America National Trust and
                         Savings Association
                         555 South Flower Street (LA-5777)
                         Los Angeles, California  90071

                         Attn:  William Newby
                                Managing Director

                         Telecopier:  (213) 228-3145
                         Telephone:   (213) 228-2438


                         FIRST INTERSTATE BANK OF NEVADA, N.A.,
                         as Co-Agent and a Bank



                         By: /s/ Brad Peterson
                            -----------------------------------
                                 Brad Peterson
                                Vice President

                         Address:

                         First Interstate Bank of Nevada, N.A.
                         3800 Howard Hughes Parkway
                         Las Vegas, Nevada 89109

                         Attn:  Brad Peterson
                                Vice President

                         Telecopier:    (702) 791-6248
                         Telephone:     (702) 791-6328

                         BANK OF SCOTLAND, as a Lead Manager
                         and a Bank



                         By: /s/ Catherine M. Oniffrey
                            ------------------------------------
                                  Catherine M. Oniffrey
                                     Vice President

                         Address:

                         Bank of Scotland
                         565 Fifth Avenue
                         New York, New York 10017

                         Attn:  Catherine M. Oniffrey
                                Vice President

                         Telecopier:    (212) 557-9460
                         Telephone:     (212) 450-0872



                         SOCIETE GENERALE, as a Lead Manager
                         and a Bank



                         By: /s/ J. Blaine Shaum
                            ----------------------------------
                                    J. Blaine Shaum
                                     Vice President

                         Address:

                         Societe Generale
                         2029 Century Park East, Suite 2900
                         Los Angeles, California 90067

                         Attn:  Donald L. Schubert
                                Vice President

                         Telecopier:    (310) 551-1537
                         Telephone:     (310) 788-7104

                         THE LONG-TERM CREDIT BANK OF JAPAN,
                         LTD., LOS ANGELES AGENCY, as a Bank



                         By: /s/ Motokazu Uematsu
                            --------------------------------------
                                    Motokazu Uematsu
                                 Deputy General Manager

                         Address:

                         The Long-Term Credit Bank of Japan,
                         Ltd., Los Angeles Agency
                         444 South Flower Street, Suite 3700
                         Los Angeles, California 90071

                         Attn:  Joanne Chou
                                Vice President

                         Telecopier:    (213) 622-6908
                         Telephone:     (213) 689-6327



                         THE FIRST NATIONAL BANK OF BOSTON,
                         as a Bank



                         By: /s/ Reginald Dawson
                            --------------------------------------
                                    Reginald Dawson
                                        Director

                         Address:

                         The First National Bank of Boston
                         100 Federal Street, 8th floor
                         Mail Stop 01-08-08
                         Boston, Massachusetts 02110

                         Attn:  Reginald Dawson
                                Director

                         Telecopier:     (617) 434-3401
                         Telephone:      (617) 434-0788

                         BANKERS TRUST COMPANY,
                         as a Bank



                         By: /s/ Christopher Kinslow
                            --------------------------------------
                                 Christopher Kinslow
                                    Vice President

                         Address:

                         Bankers Trust Company
                         1 Bankers Trust Plaza
                         130 Liberty Street
                         New York, New York 10006

                         Attn:  Chris Kinslow
                                Vice President

                         Telecopier:    (212) 250-7200
                         Telephone:     (213) 250-7671

                         With a copy to:

                         Bankers Trust Company
                         300 South Grand Avenue, 41st Floor
                         Los Angeles, California 90071

                         Attn:  Edward Schweitzer
                                Managing Director

                         Telecopier:    (213) 620-8484
                         Telephone:     (213) 620-8280

                         THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                         LOS ANGELES AGENCY, as a Bank



                         By: /s/ Masatake Yashiro
                            --------------------------------------
                                    Masatake Yashiro
                                     General Manager

                         Address:

                         The Industrial Bank of Japan, Limited,
                         Los Angeles Agency
                         350 South Grand Avenue, Suite 1500
                         Los Angeles, California 90071

                         Attn:  Vicente Timiraos
                                Senior Vice President

                         Telecopier:     (213) 488-9840
                         Telephone:      (213) 893-6442



                         MIDLANTIC BANK, N.A., as a Bank



                         By: /s/ Denise D. Killen
                            --------------------------------------
                                    Denise D. Killen
                                     Vice President

                         Address:

                         Midlantic Bank, N.A.
                         6000 Midlantic Drive
                         Mount Laurel, New Jersey 08054

                         Attn:  Denise D. Killen
                                Vice President

                         Telecopier:    (609) 778-2673
                         Telephone:     (609) 778-2683

                         THE MITSUBISHI TRUST AND BANKING
                         CORP., LOS ANGELES AGENCY, as a Bank



                         By: /s/ Hiroaki Koseki
                            --------------------------------------
                                     Hiroaki Koseki
                                      Chief Manager

                         Address:

                         The Mitsubishi Trust and Banking
                         Corp., Los Angeles Agency
                         801 South Figueroa Street, 24th Floor
                         Los Angeles, California 90071

                         Attn:  Frank Herrera
                                First Vice President

                         Telecopier:    (213) 687-4631
                         Telephone:     (213) 896-4658



                         THE NIPPON CREDIT BANK, LTD., LOS
                         ANGELES AGENCY, as a Bank



                         By: /s/ Bernardo E. Correa-Henschke
                            --------------------------------------
                               Bernardo E. Correa-Henschke
                                Vice President and Manager

                         Address:

                         The Nippon Credit Bank, Ltd., Los
                         Angeles Agency
                         550 South Hope Street, Suite 2500
                         Los Angeles, California 90071

                         Attn:  Jay Schwartz
                                Vice President

                         Telecopier:    (213) 892-0111
                         Telephone:     (213) 243-5722

                         BANK OF AMERICA NEVADA, as a Bank



                         By: /s/ Herb Steege
                            --------------------------------------
                                      Herb Steege
                                     Vice President

                         Address:

                         Bank of America Nevada
                         Commercial Banking Division - CBD 2006
                         300 South Fourth Street, Suite 200
                         Las Vegas, Nevada 89101

                         Attn:  Herb Steege
                                Vice President

                         Telecopier:    (702) 654-7158
                         Telephone:     (702) 654-7142



                         ABN AMRO BANK N.V., San Francisco
                         International Branch, as a Bank



                         By: /s/ Jeffrey A. French
                            --------------------------------------
                                   Jeffrey A. French
                                    Vice President


                         By: /s/ L. T. Osborne
                            --------------------------------------
                                    L. T. Osborne
                                 Group Vice President

                         Address:

                         ABN AMRO Bank N.V.
                         San Francisco International Branch
                         101 California Street, Suite 4550
                         San Francisco, California 94111-5812

                         Attn:  Jeffrey A. French
                                Vice President

                         Telecopier:    (415) 362-3524
                         Telephone:     (415) 984-3703

                         FIRST SECURITY BANK OF IDAHO, N.A., as
                         a Bank



                         By: /s/ Brian W. Cook
                            --------------------------------------
                                      Brian W. Cook
                                     Vice President

                         Address:

                         First Security Bank of Idaho, N.A.
                         119 North 9th Street
                         Boise, Idaho 83702

                         Attn:  Brian W. Cook
                                Vice President

                         Telecopier:    (208) 393-2472
                         Telephone:     (208) 393-2162



                         FIRST SECURITY BANK OF UTAH, N.A., as
                         a Bank



                         By: /s/ David P. Williams
                             --------------------------------------
                                    David P. Williams
                                     Vice President

                         Address:

                         First Security Bank of Utah, N.A.
                         Commercial Banking Division
                         15 East 100 South, 2nd Floor
                         Salt Lake City, UT  84111

                         Attn:  David P. Williams
                                Vice President

                         Telecopier:    (801) 246-5532
                         Telephone:     (801) 246-5540

                         UNITED STATES NATIONAL BANK OF OREGON,
                         as a Bank



                         By: /s/ Jonathan Horton
                            --------------------------------------
                                    Jonathan Horton
                                Assistant Vice President

                         Address:

                         United States National Bank of Oregon
                         555 S.W. Oak Street, Suite 400
                         Portland, Oregon 97204

                         Attn:  Jonathan Horton
                                Assistant Vice President

                         Telecopier:    (503) 275-5428
                         Telephone:     (503) 275-4809